UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Aqua America, Inc.

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AQUA AMERICA, INC.

2018 ANNUAL MEETING OF SHAREHOLDERS

Christopher H. Franklin Chairman, President, and Chief Executive Officer

LETTER TO OUR SHAREHOLDERS

Dear Fellow Shareholder,

We look forward to seeing you at our 2018 Annual Meeting of Shareholders which will be held on Tuesday, May 8, 2018 at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, PA 19026 at 8:30 a.m. local time.

In connection with the Annual Meeting, we have prepared a Notice of Annual Meeting of Shareholders, a Proxy Statement, and our 2017 Annual Report. On or about March 29, 2018, we began mailing to our shareholders these materials or a Notice of Availability of Proxy Materials containing instructions on how to access these materials online.

Whether you plan on attending the Annual Meeting in person or not, we encourage you to read the Proxy Statement and all other materials and vote your shares. You may vote over the Internet, by telephone, or, if you received or requested to receive printed proxy materials, by signing, dating, and returning the proxy card enclosed with the proxy materials in the postage-paid envelope that is provided.

I am honored to serve as the Chairman, President, and Chief Executive Officer of what I believe is the best water and wastewater company in the nation, and I look forward to seeing you at our Annual Meeting in May.

Sincerely,

Christopher H. Franklin

AQUA AMERICA, INC.

762 W. Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 8, 2018 at 8:30 A.M. local time

The Annual Meeting of Shareholders of AQUA AMERICA, INC. (the “Company”) will be held at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, PA 19026 on Tuesday, May 8, 2018, at 8:30 A.M., local time, for the following purposes:

1.	To consider and take action on the election of seven nominees for directors;

2.	To consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2018 fiscal year;

3.	To approve an advisory vote on the compensation paid to the Company’s named executive officers for 2017, as disclosed in the Proxy Statement; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 9, 2018 will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

CHRISTOPHER P. LUNING

Secretary

March 29, 2018

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or internet voting. See our questions and answers about the meeting and the voting section of the proxy statement for information about voting by telephone or internet, how to revoke a proxy and how to vote your shares in person.

FORWARD-LOOKING INFORMATION

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on management’s beliefs and assumptions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements. Accordingly, there is no assurance that such results will be realized. For details on the uncertainties that may cause the Company’s actual future results to be materially different than those expressed in our forward-looking statements, see our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made. Aqua America, Inc. expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2017 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

ANNUAL MEETING INFORMATION

DATE & TIME	LOCATION	RECORD DATE
Tuesday, May 8, 2018 8:30 a.m., local time	Drexelbrook Banquet Facility & Corporate Events Center 4700 Drexelbrook Drive Drexel Hill, PA 19026	Record holders as of March 9, 2018 are entitled to notice of, and to vote at, the Annual Meeting

SUMMARY OF MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

The following table summarizes the items that shareholders are being asked to vote on at the 2018 Annual Meeting:

PROPOSAL 1. ELECTION OF DIRECTORS (PAGE 2)	BOARD RECOMMENDATION

The Board of Directors of the Company (the “Board”) and the Corporate Governance Committee believe that the seven director nominees possess the necessary qualifications, attributes, skills, and experience to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our shareholders.

FOR each director nominee

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR (PAGE 19)	BOARD RECOMMENDATION

The Board believes that the retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP.

FOR Proposal 2

PROPOSAL 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2017 (PAGE 22)	BOARD RECOMMENDATION

The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis (“CD&A”) and the compensation tables and narrative discussion. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR Proposal 3

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining strong standards of corporate governance, which promote the long-term interests of our shareholders, strengthen Board and management accountability, and help build public trust in the Company. The “Corporate Governance” section beginning on page 8 describes our corporate governance framework, which includes the following highlights:

• Annual election of directors	• Lead Independent Director with clearly defined and robust responsibilities

• Majority voting resignation policy in uncontested election of directors	• Independent audit, compensation, and governance committees

• Mandatory retirement age of 75 for directors	• Robust oversight of cybersecurity measures by full Board and identified committee

• Risk oversight by full Board and all committees	• Anti-hedging and anti-pledging policy

• Annual self-evaluations of the Board, its committees and individual directors	• Robust director and management stock ownership guidelines

• Commenced active shareholder engagement program in 2017	• Diversity—approximately 30% of the Board is gender diverse

DIRECTOR NOMINEES

The following table provides summary information about each of the Company’s seven director nominees. Each director shall serve a one year term if elected.

Name & Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships
					A	C	CG	E	R
Carolyn J. Burke Executive Vice President, Strategy, Dynegy, Inc.	50	2016	YES	0	✓	✓
Nicholas DeBenedictis Chairman Emeritus and Former Chief Executive Officer, Aqua America, Inc.	72	1992	NO	3					✓
Christopher H. Franklin Chairman, President and Chief Executive Officer, Aqua America, Inc.	52	2015	NO	0				«	✓
William P. Hankowsky Chairman, President and Chief Executive Officer, Liberty Property Trust	67	2004	YES	2	«		✓	✓
Daniel J. Hilferty [1] President and Chief Executive Officer, Independence Health Group	61	2017	YES	0		✓	«	✓
Wendell F. Holland Partner, CFSD Group, LLC	66	2011	YES	0			✓		✓
Ellen T. Ruff Partner, McGuireWoods, LLP	69	2006	YES	0		«	✓	✓

1 Lead Independent Director

« Chair ✓ Member

A = Audit Committee; C = Executive Compensation Committee; CG = Corporate Governance Committee;

E = Executive Committee; R = Risk Mitigation & Investment Policy Committee

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COMPENSATION HIGHLIGHTS

• Compensation program highly correlated to total shareholder return, earnings per share, and other financial metrics	• Shareholder say on pay results in excess of 93% for six years

• Performance-based	• Shareholding requirement ensure that executives are aligned with shareholders

• Significant portion of compensation is variable and at risk	• Reasonable change in control agreements in place

• Modest perquisites and other personal benefits	• Reasonable severance arrangements

• All change-in control agreements are double-trigger	• No tax gross ups

• Clawback policies in place	• Compensation committee conducted request for proposal process to determine its independent compensation consultant

2017 FINANCIAL HIGHLIGHTS

During 2017, our leadership team remained focused on growing our customer base through acquisitions, prudently investing capital to renew our aging infrastructure, and creating efficiencies across the organization. Our efforts help to ensure quality water and wastewater for our customers as well as shareholder value. We see great opportunities ahead and remain focused on investing in infrastructure and delivering sustainable growth for our investors. We do this while building on our core values of respect, integrity, and excellence.

•	We are making significant investments to build and improve our communities’ infrastructure. Over the past five years, we have invested more than $1.5 billion in infrastructure improvements, including hundreds of miles of pipe replacement and plant upgrades to enhance water quality. In 2017, we invested more than $450 million on infrastructure projects, helping to ensure safe and reliable water for all customers.

•	Regulated segment revenues were $804.9 million in 2017.

•	Earnings per share increased to $1.35 in 2017, an increase over the earnings per share of $1.32 in 2016.

•	Operations and maintenance expenses decreased 5.8% to $287.2 million in 2017 from $304.9 million in 2016.

•	We added more than 10,000 customer connections in 2017.

•	We increased our total customer connection count by more than 1%, which includes additional customers from organic and acquisition growth.

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•	From January 1, 2015 to December 31, 2017, the total return to our shareholders, including share price appreciation and dividends paid, shows 58.08% growth. Below is a chart showing the return to our shareholders over the past three years:

•	In 2017, the Board of Directors approved a 7% increase in the quarterly dividend to an annualized rate of $0.82 per share.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2018

The Notice of Annual Meeting, Proxy Statement and 2017 Annual Report to Shareholders

are available at: http://ir.aquaamerica.com/

AQUA AMERICA, INC.

762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Aqua America, Inc. (“Aqua America”, “Aqua” or the “Company”) to be used at the Annual Meeting of Shareholders to be held on Tuesday, May 8, 2018 at 8:30 a.m., local time, and at any adjournments or postponements thereof (“2018 Annual Meeting” or the “Annual Meeting”).

The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement at the rate suggested by the New York Stock Exchange (the “NYSE”) of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained Alliance Advisors LLC to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee paid to Alliance Advisors LLC for normal proxy solicitation does not exceed $7,500 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

Under rules adopted by the SEC, the Company is now furnishing proxy materials to many of its shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a notice of availability over the Internet of the proxy materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. The Notice is being sent to shareholders of record as of March 9, 2018 on or about March 29, 2018. Proxy materials, which include the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2017, including financial statements and other information with respect to the Company and its subsidiaries (the “Annual Report”), are first being made available to shareholders of record as of March 9, 2018, on or about March 29, 2018. Additional copies of the Annual Report may be obtained by writing to the Company at the address and in the manner set forth under “Additional Information” on page 71.

PURPOSE OF THE MEETING

As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to:

•	Consider and take action on the election of seven nominees for directors;

•	Consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2018 fiscal year;

•	Approve a non-binding advisory vote on the compensation paid to the Company’s named executive officers for 2017 as disclosed in this Proxy Statement; and

•	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

All of the director nominees who are elected, will be elected for a one-year term expiring at the 2019 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. In accordance with the Company’s Corporate Governance Guidelines, the Chairperson of the Corporate Governance Committee reported to the Corporate Governance Committee that Carolyn J. Burke, Nicholas DeBenedictis, Christopher H. Franklin, William P. Hankowsky, Daniel J. Hilferty, Wendell F. Holland, and Ellen T. Ruff would be willing to serve on the Board of Directors, if elected. The Corporate Governance Committee reviewed the qualifications of the directors in relation to the criteria for candidates for nomination for election to the Board of Directors under the Company’s Corporate Governance Guidelines. The Corporate Governance Committee voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Ms. Burke, Mr. DeBenedictis, Mr. Franklin, Mr. Hankowsky, Mr. Hilferty, Mr. Holland, and Ms. Ruff for election as directors at the 2018 Annual Meeting, with each nominee abstaining from the vote with respect to his or her nomination.

Therefore, seven directors will stand for election by a plurality of the votes cast at the 2018 Annual Meeting. At the 2018 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card or the record holder does not have discretionary voting power under the NYSE rules (see “What is the proxy?” on page 65 and “Information About Proposals Under Consideration at This Meeting” on page 68). Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or become unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that the nominees will be available to serve.

INFORMATION REGARDING NOMINEES

For each of the seven nominees for election as directors at the 2018 Annual Meeting, set forth below is information as to the positions and offices with the Company held by each, the principal occupation of each during at least the past five years, the directorships of public companies and other organizations held by each and the experience, qualifications, attributes or skills that, in the opinion of the Corporate Governance Committee and the Board of Directors, make the individual qualified to serve as a director of the Company. The chart below summarizes the experience, qualifications, attributes, and skills of each of the nominees:

Experience, Qualifications, Attributes and Skills	Utility Industry	Regulatory	Financial	Legal/ Government	Leadership	Mergers & Acquisitions	Geographic Diversity	“C-Suite” Experience
BURKE	X	X	X		X	X	X	X
DEBENEDICTIS	X	X	X	X	X	X		X
FRANKLIN	X	X	X	X	X	X		X
HANKOWSKY			X		X	X		X
HILFERTY		X	X		X	X		X
HOLLAND	X	X		X	X	X
RUFF	X	X		X	X	X	X	X

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NOMINEES FOR ELECTION AT THE 2018 ANNUAL MEETING

CAROLYN J. BURKE EXECUTIVE VP, STRATEGY, DYNEGY, INC. AGE: 50 DIRECTOR SINCE 2016 MEMBER, AUDIT COMMITTEE MEMBER, EXECUTIVE COMPENSATION COMMITTEE

Biography: Ms. Burke has served as Executive Vice President, Strategy at Dynegy, Inc. (“Dynegy”) since October 2016. In this role, she leads Dynegy’s strategic planning activities and is responsible for its clean technology strategy. Since October 2014, she has also served as Chief Integration Officer with overall responsibility for integration management, most recently integrating Dynegy’s acquisition of ENGIE’s US fossil portfolio. From July 2015 through October 2016, Ms. Burke served as Executive Vice President, Business Operations and Systems at Dynegy with overall responsibility for Procurement, Safety, Environmental, Information Technology, Construction & Engineering, Outage Services and PRIDE-Dynegy’s signature continuous margin and process improvement program. From August 2011 to October 2014, Ms. Burke served as Dynegy’s Chief Administrative Officer over corporate functions including Communications, Human Resources, Information Technology, Investor Relations and Regulatory Affairs. Prior to joining Dynegy, Ms. Burke served as Global Controller for JP Morgan’s Global Commodities business. She was also NRG Energy, Inc.’s Vice President & Corporate Controller from 2006 to 2008 and Executive Director of Planning and Analysis from 2004 to 2006. Early in her career, she held various key financial roles at Yale University, the University of Pennsylvania and at Atlantic Richfield Company. Ms. Burke graduated from Wellesley College with a BA in Economics and Political Science and earned her MBA at The University Chicago Booth School of Business.

Qualifications: Ms. Burke has over 20 years of experience in various roles within the energy and infrastructure industry with responsibilities ranging from accounting and finance, to information technology and human resources to operations and environmental compliance. The Board of Directors views Ms. Burke’s independence, her broad experience in finance and operations, and her leadership roles within the industry as important qualifications, skills and experience that support the Board of Directors’ conclusion that Ms. Burke should serve as a director of the Company.

NICHOLAS DEBENEDICTIS CHAIRMAN EMERITUS, AQUA AMERICA, INC. AGE: 72 DIRECTOR SINCE 1992 MEMBER, RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

Biography: Mr. DeBenedictis is Chairman Emeritus, of the Board, having retired as Chief Executive Officer of the Company in 2015 and as non-executive Chairman of the Board in 2017. Mr. DeBenedictis was Chief Executive Officer from 1992 until 2015 and Chairman of the Board from 1993 until 2017. Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (an Exelon

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Corporation). From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Exelon Corporation, P.H. Glatfelter Company and Mistras Group. He also serves on the Boards of Pennsylvania area non-profit, civic, and business organizations, including Independence Health Group.

Qualifications: In addition to his knowledge and experience as the Company’s previous Chairman of the Board from 1993 to 2017 and Chief Executive Officer from 1992 to 2015, and his prior experience as a senior executive of a major electric utility, Mr. DeBenedictis has experience as the head of Pennsylvania’s environmental regulatory agency. He serves as a director of three other public companies, including, from time to time, as a member of the corporate governance, audit, finance and compensation committees of those companies. Mr. DeBenedictis has also held leadership positions with various, educational, business, civic and charitable institutions. The Board of Directors views Mr. DeBenedictis’ experience with various aspects of the utility industry and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. DeBenedictis should serve as a director of the Company.

CHRISTOPHER H. FRANKLIN

CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER, AQUA AMERICA, INC.

AGE: 52

DIRECTOR SINCE 2015

CHAIR, EXECUTIVE COMMITTEE

MEMBER, RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

Biography: Christopher H. Franklin is Chairman, President, and Chief Executive Officer of the Company. Previously, Mr. Franklin served as President and Chief Executive Officer from July 2015 to December 2017; as Executive Vice President, and President and Chief Operating Officer, Regulated Operations (January 2012 to July 2015); Regional President—Midwest and Southern Operations and Senior Vice President, Public Affairs (January 2010 to January 2012); Regional President—Southern Operations and Senior Vice President, Public Affairs and Customer Relations (February 2007 to January 2010); Vice President, Public Affairs and Customer Operations (May 2005 to February 2007); Vice President, Corporate and Public Affairs (February 1997 to May 2005); and Manager Corporate & Public Affairs (December 1992 to February 1997).

Qualifications: Since joining the Company in December 1992 as manager, corporate and public affairs, Mr. Franklin headed several successful projects, including advocacy for the passage of legislation designed to provide customers of state-regulated water and wastewater utilities with improved water quality and better water and wastewater systems while allowing a fair and reasonable return for shareholders. Before joining the Company, Mr. Franklin worked at PECO Energy Company (an Exelon company) where he was regional, civic and economic development officer, responsible for the review, recommendation and promotion of economic development initiatives in the Philadelphia region. Mr. Franklin earned his B.S. from West Chester University and his M.B.A. from Villanova University. Mr. Franklin is active in the community and serves on the following nonprofit boards: University of Pennsylvania Board of Trustees, Philadelphia, PA and West Chester University’s Council of Trustees, West Chester, PA, and previously served on the Board of Directors of ITC Holdings, Inc. The Board of Directors views Mr. Franklin’s experience, capabilities, and his demonstrated leadership roles with the Company and in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Franklin should serve as a director of the Company.

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WILLIAM P. HANKOWSKY

PRESIDENT, CHIEF EXECUTIVE OFFICER, AND CHAIRMAN, LIBERTY PROPERTY TRUST

AGE: 67

DIRECTOR SINCE 2004

CHAIR, AUDIT COMMITTEE

MEMBER, EXECUTIVE COMMITTEE

MEMBER, CORPORATE GOVERNANCE COMMITTEE

Biography: Mr. Hankowsky has been President, Chief Executive Officer, and Chairman of Liberty Property Trust, a fully integrated real estate firm, since 2003. Mr. Hankowsky joined Liberty in 2001 as Executive Vice President and Chief Investment Officer. Prior to joining Liberty, he served for 11 years as President of the Philadelphia Industrial Development Corporation. Prior to that, he was Commerce Director for the City of Philadelphia. Mr. Hankowsky serves on the Board of Directors of Citizens Financial Group and on various charitable and civic boards, including the Greater Philadelphia Chamber of Commerce and the Pennsylvania Academy of Fine Arts.

Qualifications: Mr. Hankowsky has over 35 years of experience managing public, private and non-profit organizations, including eleven years as Chairman and Chief Executive Officer of Liberty Property Trust, a publicly traded Real Estate Investment Trust which owns 100 million square feet of office and industrial space in over 24 markets throughout the United States and the United Kingdom. He has experience in financing, acquisitions and real estate matters across the United States. Mr. Hankowsky has also held leadership positions with various cultural and civic institutions in the greater Philadelphia region. Mr. Hankowsky has served as Chairman of the Company’s Executive Compensation Committee from 2005 through 2015, and presently serves as Chairman of the Company’s Audit Committee. The Board of Directors has determined that Mr. Hankowsky is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Mr. Hankowsky’s independence, his experience with real estate, financing and acquisitions and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Hankowsky should serve as a director of the Company.

DANIEL J. HILFERTY

LEAD INDEPENDENT DIRECTOR, AQUA AMERICA, INC.

PRESIDENT AND CEO, INDEPENDENCE HEALTH GROUP

AGE: 61

DIRECTOR SINCE 2017

CHAIR, CORPORATE GOVERNANCE COMMITTEE

MEMBER, EXECUTIVE COMMITTEE

MEMBER, EXECUTIVE COMPENSATION COMMITTEE

Biography: Mr. Hilferty has served as the President and Chief Executive Officer of Independence Health Group (“IHG”), one of the nation’s leading health insurers serving 9 million customers in 25 states and Washington D.C., since 2010. Mr. Hilferty is past Chairman of the Board of Directors for the Blue Cross and Blue Shield Association, serves on the Executive Committee of the Board of Directors of America’s Health Insurance Plans, and on the Board of Directors of BCS Financial, where he serves as Chairman of the BCS Audit Committee. In 2015, he served as co-chair on the Executive Leadership Cabinet of the World Meeting of Families. Prior to 2010, Mr. Hilferty was President and Chief Executive Officer of the AmeriHealth Mercy Family of Companies, Executive Director of PennPORTS in the administration of Pennsylvania Governor Robert P. Casey, and

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Assistant Vice President overseeing community and media relations for Saint Joseph’s University. Mr. Hilferty also serves on the Board of Directors for Fund III of Franklin Square Investments.

Qualifications: Mr. Hilferty has extensive knowledge and experience in the areas of mergers and acquisitions, the health care field, and government relations and regulation. Based on Mr. Hilferty’s experience, qualifications, and knowledge, in 2017, the Board of Directors determined that Mr. Hilferty should serve as its Lead Independent Director. Prior to doing so, the Board reviewed, as part of its independence determination, information that IHG serves as the administrator for the Company’s self-insured health plans for the employees of the Company and its subsidiaries. The Board then determined that Mr. Hilferty is independent in accordance with the Company’s corporate governance guidelines and applicable NYSE and SEC requirements. The Board of Directors views Mr. Hilferty’s independence, his experience with regulation, his reputation in the healthcare industry, and his leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Hilferty should serve as a director of the Company.

WENDELL F. HOLLAND PARTNER, CFSD GROUP, LLC AGE: 66 DIRECTOR SINCE 2011 MEMBER, CORPORATE GOVERNANCE COMMITTEE MEMBER, RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

Biography: Mr. Holland has been a partner in CFSD Group, LLC, advisors for local and regional utility financing, since July 2009. Mr. Holland was partner in the law firm of Saul Ewing, LLP from October 2008 to September 2013. Mr. Holland served as Chairman of the Pennsylvania Public Utility Commission from 2004 to 2008 and as a Commissioner from 1990 to 1993, and 2003 to 2004. Mr. Holland was Of Counsel to the law firm of Obermayer Rebman from 1999 to 2003, Vice President of American Water Works Company from 1996 to 1999 and a partner at the law firm of LeBoeuf Lamb Greene and McRae from 1993 to 1995. He has served as Treasurer of the National Association of Utility Regulatory Commissioners (NARUC) and also served on NARUC’s Executive Committee, Board of Directors, and as Chairman of its Audit and Investment Committees. He is a director of Bryn Mawr Trust Bank, Main Line Health, and was a member of the Allegheny Energy Board of Directors from 1994 to 2003.

Qualifications: Mr. Holland has extensive knowledge and experience in the regulation of public utilities, especially water utilities. His experience as chairman of the Public Utility Commission in Pennsylvania for four years and a Commissioner for an additional four years enables him to provide valuable insight into the regulatory process. His prior service as a member of the Board of Directors of a large, publicly traded energy company also enables him to play a meaningful role on the Company’s Board of Directors. As outside counsel to, and an executive at other public utility companies, he has a valuable perspective on the various issues facing public utility companies. The Board of Directors has determined that Mr. Holland is an independent director. The Board of Directors views Mr. Holland’s independence, his experience with utility regulation and utility operations, his reputation in the utility industry and his leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Holland should serve as a director of the Company.

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ELLEN T. RUFF

PARTNER, MCGUIREWOODS, LLP AND FORMER PRESIDENT, DUKE ENERGY

AGE: 69

DIRECTOR SINCE 2006

CHAIR, EXECUTIVE COMPENSATION COMMITTEE

MEMBER, EXECUTIVE COMMITTEE

MEMBER, CORPORATE GOVERNANCE COMMITTEE

Biography: Ms. Ruff is a partner in the law firm of McGuireWoods, LLP. She was President, Office of Nuclear Development, for Duke Energy Corporation, from December 2008 until her retirement in January 2011. From April 2006 through December 2008, Ms. Ruff was President of Duke Energy Carolinas, an electric utility that provides electricity and other services to customers in North Carolina and South Carolina. Ms. Ruff joined Duke Energy in 1978 and during her career held a number of key positions, including: Vice President and General Counsel of Corporate, Gas and Electric Operations; Senior Vice President and General Counsel for Duke Energy; Senior Vice President of Asset Management for Duke Power; Senior Vice President of Power Policy and Planning; and Group Vice President of Planning and External Affairs.

Qualifications: Ms. Ruff has over 30 years of experience with a major utility company in various management, operations, legal planning and public affairs positions. Ms. Ruff has lived and worked in North Carolina, an important area of the Company’s operations, for many years. Ms. Ruff has served as a member of the Company’s Executive Compensation Committee since 2006. The Board of Directors has determined that Ms. Ruff is an independent director. The Board of Directors views Ms. Ruff’s independence, her experience with various aspects of the utility industry, her knowledge of North Carolina and her demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Ms. Ruff should serve as a director of the Company.

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CORPORATE GOVERNANCE

The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.aquaamerica.com. Our website is not part of this Proxy Statement. References to our website address in this Proxy Statement are intended to be inactive textual references only.

DIRECTOR INDEPENDENCE

The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship such director may have with the Company. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	(A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•	The director has received, or has an immediate family member who has received, during any twelve- month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;

•	The director is an executive officer or employee, or someone in her/his immediate family is an executive officer, of another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

•	The director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

For purposes of the categorical standards set forth above, (a) a person’s immediate family includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home, (b) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act, and (c) the “Company” includes Aqua and its consolidated subsidiaries. In addition to these categorical standards, no director will be considered independent unless the Board of Directors affirmatively

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determines that the director has no material relationship with the Company (either directly, or as a partner, shareholder, director or officer, of an organization that has a relationship with the Company). When making independence determinations, the Board of Directors broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company. Transactions, relationships and arrangements between directors or members of their immediate family and the Company that are not addressed by the categorical standards may be material depending on the relevant facts and circumstances of such transactions, relationships and arrangements. The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations for the current Board of Directors:

1.	The Company made contributions to charitable or civic organizations for which the following directors serve as directors, trustees or executive officers: Mr. DeBenedictis, Mr. Franklin, Mr. Hankowsky, and Mr. Hilferty. None of the Company’s contributions exceeded the greater of $1 million or 2% of the recipient organization’s consolidated gross revenues.

2.	The Company provides water service at normal tariff rates to Liberty Property Trust or its affiliates, Independence Health Group or its affiliates (“IHG”), and provides water service to Dynegy or its affiliates pursuant to a contractually negotiated rate that is filed with the Pennsylvania Public Utility Commission. It provides water service pursuant to normal tariff rates to Exelon Corporation (“Exelon”) or its affiliates to Main Line Health Systems or its affiliates (“Main Line Health”), and to Bryn Mawr Bank Corp. or its affiliates (“Bryn Mawr Trust”). Mr. Hankowsky serves as an executive officer of Liberty Property Trust, Mr. Hilferty serves as President and Chief Financial Officer of IHG, Ms. Burke is Executive Vice President at Dynegy, Mr. DeBenedictis serves as a member of the Board of Directors of Exelon, and Mr. Holland is a Trustee of Main Line Health and serves as a member of the Board of Directors of Bryn Mawr Trust. Exelon or its affiliates provides electric service at tariff rates to the Company. The amounts paid to the Company by these other entities, and paid by the Company to Exelon are pursuant to tariff rates or a contract that is filed with the Pennsylvania Public Utility Commission, are not material to these other entities.

3.	The Company has banking arrangements with Citizens Financial Group or its affiliates, and Mr. Hankowsky is a member of the Board of Directors of Citizens Financial Group. The amounts paid by the Company to Citizens Financial Group or its affiliates are not material to these entities or to the Company.

4.	The Company has insurance arrangements with IHG or its affiliates. The Company contracts with IHG to serve as the administrator of the Company’s self-insured medical plans for the Company’s employees. As a benefit of employment, the Company offers its employees medical insurance benefits through plans established by IHG. The Company is self-insured for all of these plans, and has contracted with IHG to serve as the administrator of the Company’s medical plans. As compensation for these administrative services, the Company paid fees to IHG. For each of the last three fiscal years, the fees paid to IHG, IHG’s gross revenues, and the fees as a percentage of IHG’s gross revenues were as follows:

Fiscal Year	Fees Paid to IHG	IHG Gross Revenues	Fees Paid as a Percentage of IHG Gross Revenues
2015	$1,445,505	$13,800,000,000	0.010%
2016	$1,455,046	$16,700,000,000	0.009%
2017	$2,313,302	$16,500,000,000	0.014%

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5.	Under the self-insured nature of the medical plans, the Company also submitted payments to IHG to maintain the necessary insurance reserves and to pay medical claims made for such years. As administrator, these payments were “pass through” payments and do not represent compensation to, or revenue of, IHG. The following “pass through” payments were made to IHG in the last three fiscal years:

Fiscal Year	Pass Through Payments
2015	$13,853,922
2016	$14,985,194
2017	$12,763,289

The amounts paid by the Company to IHG are not material to IHG or to the Company.

6.	Mr. DeBenedictis is a member of the Board of Directors of IHG.

Based on a review applying the standards set forth in the Company’s Corporate Governance Guidelines, including a review of the applicable NYSE, SEC, and Company standards, and considering the relevant facts and circumstances of the transactions, relationships, and arrangements between the Directors and the Company described above, the Board of Directors has affirmatively determined that each nominee for director, other than Mr. Franklin, the Company’s Chairman, President, and Chief Executive Officer, and Mr. DeBenedictis, the Company’s Chairman Emeritus and former Chief Executive Officer, is independent.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

In 2017, the Board of Directors determined to recombine the roles of Chairman and Chief Executive Officer. As such, Mr. Franklin serves as Chairman of the Board and Chief Executive Officer. The Board of Directors believes this structure provides continuity and efficiency for the Company, while providing clear accountability to the execution of the Company’s strategy and its results.

Under this present structure, the Board of Directors annually elects a lead independent director to coordinate the activities of the other independent directors and enhance the role of the independent directors in the overall corporate governance of the Company. At the same time that Mr. Franklin was appointed Chairman, Mr. Hilferty was elected the Lead Independent Director.

The duties and powers of the lead independent director include:

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	Serving as liaison between the independent directors and the Chairman of the Board;

•	Consulting with the Chairman of the Board, reviewing and approving meeting agendas and information provided to the Board for meetings, including the authority to add items to the agendas for any such meeting;

•	Reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Having the authority to call executive sessions of the independent directors and to prepare the agendas for such executive sessions;

•	If requested by major shareholders, ensuring that he is available for consultation and direct communications;

•	Serving as a member of the Executive Committee;

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•	In the event of the death or incapacity of the Chairman, becoming the acting Chairman of the Board until a new Chairman is selected; and

•	Having the authority (with the approval of at least the majority of the directors) to engage such legal, financial or other advisors as the independent directors shall deem appropriate at the expense of the Company and without consultation or the need to obtain approval of any officer of the Company.

AGE AND TERM LIMITS

The Board believes that term limits are an important element of good governance. However, it also believes that it must strike the appropriate balance between the contribution of directors who have developed, over a period of time, meaningful insight into the Company and its operations, and therefore can provide an increasing contribution to the Board as a whole. Accordingly, in 2015 the Board established that upon the fifteenth anniversary of a director accepting an initial appointment or election to the Board of Directors, the director shall tender his or her resignation to the Board (the “Term Limit Policy”). The Term Limit Policy does not apply to directors who were elected on or before December 1, 2015.

In 2017, the Board also re-evaluated its position on mandatory retirement based upon the age of a director. Following extensive research, including conducting an outreach program to the Company’s largest shareholders in which the Company sought the opinion of those shareholders, the Board determined that increasing the age for a director to submit his or her resignation from the Board of Directors to 75 was appropriate. As such, all directors are required to submit their resignation from the Board effective as of their 75th birthday.

ANNUAL PEER, COMMITTEE, BOARD EVALUATION

Each year, Directors complete a targeted questionnaire to assess the performance of the Board, each of the standing Committees, and each of the Directors individually. The questionnaire elicits quantitative and qualitative ratings in key areas of Board operation and function. Each Committee member completes questions to evaluate how well the Committees on which he or she serves are functioning and to provide suggestions for improvement.

In 2017, the Board conducted a peer review process by which each Director was asked to provide feedback on a number of characteristics of each of the other Directors, including leadership, preparation, focus on shareholder interests, and participation. The peer review process was administered by an independent consulting group, The Center for Board Excellence. The results of these reviews were then provided to each Director and, in 2018, the Chairman and the Lead Independent Director will meet with each Director to review the results of the evaluations.

SHAREHOLDER ENGAGEMENT

In 2017, the Company conducted an outreach campaign to our top 15 shareholders and met with the holders of approximately 27% of the Company’s outstanding shares. We engaged with every shareholder who accepted our offer to meet. We engaged with shareholders on numerous topics during the year, including executive compensation matters, merger and acquisition strategy, the impact of Pennsylvania’s anti-takeover laws on such strategy, sustainability, and social and governance issues. We also discussed the combination of our Chairman and Chief Executive Officer roles, the strong role our Lead Independent Director plays in our Board structure, and increasing the mandatory age upon which a Director must submit his resignation.

DIRECTOR ONBOARDING

In 2017, the Company appointed Mr. Hilferty as a Director. In addition to informal meetings with the existing Directors, and in conjunction with his appointment, Mr. Hilferty participated in an onboarding process

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that included day-long meetings with the named executive officers focused on items such as merger and acquisition strategy, regulatory matters, utility accounting and financing, water and wastewater operations, Board governance functions, and the Company’s Articles of Incorporation, its Bylaws, and its Corporate Governance Guidelines.

OVERSIGHT OF RISK MANAGEMENT

The Board oversees management’s risk management activities through a combination of processes:

•	Pursuant to its charter, the Risk Mitigation and Investment Policy Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s risk management practices, the Company’s compliance with legal and regulatory requirements, the Company’s potential investments in acquisitions and growth vehicles, and to review and approve the Company’s risk management framework.

•	At least quarterly, the Risk Mitigation and Investment Policy Committee reviews the results of the Company’s enterprise risk management process, and management presents to the Board a report on the status of the risks and the metrics used to monitor those risks. Each risk that is tracked as part of the enterprise risk management process has a member of the Company’s management who serves as the owner and monitor for that risk. The risk owners and monitors report on the status of their respective risks at the quarterly meeting of management’s Compliance Committee. The information discussed at the Compliance Committee meeting is then reviewed by the Disclosure Committee composed of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer and Director of Internal Audit. The results of the Disclosure Committee’s meetings are presented to the Risk Mitigation and Investment Policy Committee or the Audit Committee each quarter, as appropriate.

•	The Audit Committee, in consultation with management, the independent registered public accountants and the internal auditors, discusses the Company’s policies and guidelines regarding risk assessment and risk management as well as the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee meets in executive session with the Director of Internal Audit and with the independent registered public accountants at the end of each Audit Committee meeting. The Company’s General Counsel reports to the Audit Committee quarterly regarding any significant litigation involving the Company and his opinion of the adequacy of the Company’s reserves for such litigation. At least annually, the Executive Compensation Committee considers the risks that may be presented by the structure of the Company’s compensation programs and the metrics used to determine individual compensation under that program.

•	The Company’s Internal Audit department reports directly to the Chair of the Audit Committee.

•	The Corporate Governance Committee leads an annual discussion by the Board of Directors regarding the Company’s strategic plans and management’s performance with respect to such plans.

•	In administering the executive compensation program, the Executive Compensation Committee desires to strike an appropriate balance among the elements of our compensation program to achieve the program’s objectives. Each of the elements of the program is discussed in greater detail in this Proxy Statement. As a result of its review of the Company’s overall compensation program in the context of the risks identified in the Company’s enterprise risk management processes, the Executive Compensation Committee does not believe that the risks the Company faces are materially increased by the Company’s compensation programs and, therefore, the Executive Compensation Committee believes that the compensation program does not create the reasonable likelihood of a material adverse effect on the Company.

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•	In 2017, the Board of Directors implemented an oversight process of the Company’s cybersecurity risk assessment and security measures. By receiving at least quarterly reports, the Board of Directors and the Risk Mitigation and Investment Policy Committee ensure that the Company is devoting the appropriate amount of resources to ensure that the risk of a cybersecurity breach is mitigated and that there is a clear response plan in the event of a breach.

•	In 2017, management developed a Company-wide Enterprise Risk Management process intended to identify, prioritize and monitor key risks that may affect the Company. Management reports the progress and the results of the Enterprise Risk Management program to the Risk Mitigation and Investment Policy Committee at least quarterly.

•	Management receives approval from the Risk Management and Investment Policy Committee on all potential acquisitions valued in excess of $10 million, briefs the Board of Directors on acquisitions valued in excess of $10 million, and the Board approves every acquisition valued in excess of $25 million or which involves the issuance of the Company’s common stock as part of the consideration.

•	In addition to updates at each Board meeting by operating management regarding any significant operational, acquisition, or environmental matters, management provides the Board with an annual update on environmental matters by the Company’s Chief Environmental Officer in connection with presentation by the Company’s Senior Vice President of Engineering on the Company’s proposed capital spending plans and by its Senior Vice President, General Counsel, and Secretary in connection with the Company’s Enterprise Risk Management program.

The Board believes that the present leadership structure, along with the important risk oversight functions performed by management, the Audit Committee, the Risk Mitigation and Investment Policy Committee, the Executive Compensation Committee, and the full Board, permits the Board to effectively perform its role in the risk oversight of the Company.

CODE OF ETHICS

The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as defined by the rules adopted by the SEC pursuant to Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code of Ethical Business Conduct covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company’s Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.aquaamerica.com. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officers or directors) on its website.

DIRECTOR SHARE OWNERSHIP GUIDELINES

In December 2015, the Board of Directors approved share ownership guidelines for each director to own shares of Company common stock having a value equal to five times the annual base cash retainer for directors. Directors have up to three years from December 2015 or upon appointment, whichever is later, to attain this new guideline share ownership level. In 2017, the Board of Directors approved a modification to these guidelines prohibiting a director from selling Company common stock until the director has attained the required share ownership. Once the required share ownership level is attained, the director must maintain the level of share ownership for the duration of the director’s service. As of March 9, 2018, each director nominee owned sufficient shares to comply with these guidelines, except Ms. Burke, who has been a director since 2016, and Mr. Hilferty, who has been a director since 2017.

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ANTI-HEDGING AND ANTI-PLEDGING POLICY

We believe that issuance of incentive and compensatory equity awards to our directors and named executive officers along with our stock ownership guidelines help to align the interests of such officers with our shareholders. As part of our insider trading policy, we prohibit all directors and officers from engaging in hedging or pledging activities with respect to any owned shares or outstanding equity awards. None of our named executive officers pledged any shares of Company stock during 2017. None of our directors nor any of our named executive officers engaged in any hedging or pledging activities with respect to the Company stock during 2017.

CYBERSECURITY MANAGEMENT

In 2017, the Board of Directors implemented an oversight process of the Company’s cybersecurity risk assessment and security measures. By receiving at least quarterly reports, the Board of Directors and the Risk Mitigation and Investment Policy Committee ensure that the Company is devoting the appropriate amount of resources to ensure that the risk of a cybersecurity breach is mitigated and that there is a clear response plan in the event of a breach.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Board has a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which:

(1) the Company is a participant, (2) any related person has a direct or indirect material interest, and the annual amount involved exceeds $120,000, but excludes certain types of transactions in which the related person is deemed not to have a material interest.

Under this policy, a related person means: (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, an executive officer or a director nominee; (b) any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (c) any immediate family member of a person identified in items (a) or (b) above, meaning such person’s spouse, parent, stepparent, child, stepchild, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law or any other individual (other than a tenant or employee) who shares the person’s household; or (d) any entity that employs any person identified in (a), (b) or (c) or in which any person identified in (a), (b) or (c) directly or indirectly owns or otherwise has a material interest.

The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing and approving any related person transaction. In its review and approval of related person transactions (including its determination as to whether the related person has a material interest in a transaction), the Corporate Governance Committee will consider, among other factors:

•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation the amount and type of transaction;

•	The importance of the transaction to the related person;

•	The importance of the transaction to the Company;

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company; and

•	Any other matters the Corporate Governance Committee deems appropriate.

The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

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BOARD AND BOARD COMMITTEES

The Company’s Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors except for the Audit Committee and Executive Compensation Committee, which must have at least three members. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation, Risk Mitigation and Investment Policy, and Corporate Governance Committees. The Board may also from time to time appoint ad hoc committees such as an Executive Search Committee to oversee the Company’s succession planning activities. The Retirement and Employee Benefits Committee, which is comprised of senior management of the Company, reports periodically to the Board of Directors.

The Board of Directors held six (6) meetings in 2017. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each such director served in 2017. The Board of Directors encourages all directors to attend the Company’s Annual Meeting of Shareholders. All the directors were in attendance at the 2017 Annual Meeting of Shareholders.

Each of the standing Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.aquaamerica.com. The members of the standing Committees of the Board of Directors, as of the close of business on December 31, 2017, were as follows:

NAME	EXECUTIVE COMMITTEE	EXECUTIVE COMPENSATION COMMITTEE	AUDIT COMMITTEE	RISK MITIGATION & INVESTMENT POLICY COMMITTEE	CORPORATE GOVERNANCE COMMITTEE
BURKE		X	X
DEBENEDICTIS	X			X
FRANKLIN	CHAIR			X
GLANTON (1)			X	CHAIR
HANKOWSKY	X		CHAIR		X
HILFERTY	X	X			CHAIR
HOLLAND				X	X
RUFF	X	CHAIR			X

(1)	Richard Glanton is not standing for re-election at this Annual Meeting.

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EXECUTIVE COMMITTEE

Pursuant to its charter, the Executive Committee has and exercises all of the authority of the Board in the management of the business and affairs of the Company, with certain specified exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee currently has five members, and the Chairman of the Board of Directors serves as Chairman of the Executive Committee. The Executive Committee did not meet in 2017.

AUDIT COMMITTEE

The Audit Committee is composed of three directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the NYSE listing requirements and applicable SEC rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that, currently, all members of the Committee are financially literate and two members of the Committee are financial experts within the meaning of applicable SEC rules. The Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The primary responsibilities of the Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements, and to monitor the independence of the Company’s independent registered public accounting firm. The Committee is required to meet at least four times during the year and met 9 times during 2017.

The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. The Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that such services are compatible with the independent registered public accounting firm maintaining its independence.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements and applicable SEC rules. The Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The Executive Compensation Committee has the power to, among other things, administer and make awards under the Company’s equity compensation plans. The Executive Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of such executive officers. The Executive Compensation Committee reviews and recommends to the Board of Directors the compensation for the Company’s Chief Executive Officer, which is subject to final approval by the independent members of the Board of Directors. The Executive Compensation Committee has the power to delegate aspects of its work to subcommittees, with the approval of the Board of Directors. The Executive Compensation Committee met 8 times during 2017.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is composed of four directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements. The Committee operates pursuant to a Board-approved charter which states its duties and responsibilities, which include

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identifying and considering qualified nominees for directors, and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. The Committee advises the Board of Directors on director nominees, executive selections and succession, including ensuring that there is a succession plan for the Chief Executive Officer and such other senior executives as determined by the Committee. In 2017, the Committee initiated and oversaw the implementation of a comprehensive Board, Committee, and peer review process. It also reviews and approves, ratifies or rejects related person transactions under the Company’s written policy with respect to related person transactions. The Corporate Governance Committee met 7 times during 2017.

RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

The Risk Mitigation and Investment Policy Committee is composed of four directors and the Company’s Chief Financial Officer. The Committee operates pursuant to a Board approved charter, which states its duties and responsibilities. The Committee oversees the Company’s risk management process, policies, and procedures for identifying, managing and monitoring critical risks, including cyber-related risks, and its compliance with legal and regulatory requirements. The Committee also oversees the Company’s acquisition process in which it reviews all acquisitions valued in excess of $10 million. The Committee communicates with other Board of Directors Committees to avoid overlap and potential gaps in overseeing the Company’s risks. The Committee advises the Board of Directors in its performance of its oversight of enterprise risk management. The Risk Mitigation and Investment Policy Committee met 8 times during 2017.

DIRECTOR COMPENSATION

In 2017, the Executive Compensation Committee retained Pay Governance, LLC (“Pay Governance”) to review and benchmark the Board of Directors’ compensation. Pay Governance compared the directors’ compensation to the Company’s peers and made certain suggestions and recommendations to the Executive Compensation Committee and to the Company’s Corporate Governance Committee. As a result, in December 2017, upon the recommendation of its Executive Compensation Committee and the Corporate Governance Committee, the Board of Directors approved a revised directors’ compensation program effective January 1, 2018, the Board of Directors approved the following directors’ compensation for 2018 for the non-employee directors of the Company:

DIRECTOR COMPENSATION
Role	Annual Cash Compensation	Annual Equity Compensation
EACH INDEPENDENT DIRECTOR	$80,000	Stock grant equal to $80,000 in value
CHAIR, AUDIT COMMITTEE	$12,500	—
CHAIR, EXECUTIVE COMPENSATION COMMITTEE	$12,500	—
CHAIR, CORPORATE GOVERNANCE COMMITTEE	$10,000	—
CHAIR, RISK MITIGATION COMMITTEE	$10,000	—
LEAD INDEPENDENT DIRECTOR	$25,000	—

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All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings. The following table sets forth the compensation paid to the Board of Directors in 2017:

		DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
BURKE	75,000	56,241	—	—	—	—	131,241
DEBENEDICTIS (2)	175,000	56,241	—	—	—	4,094	235,335
FRANKLIN (3)	—	—	—	—	—	—	—
GLANTON (4)	110,000	56,241	—	—	—	—	166,241
GREENBERG (5)	87,500	56,241	—	—	—	—	143,741
HANKOWSKY	87,500	56,241	—	—	—	—	143,741
HILFERTY	18,750	18,766	—	—	—	—	37,516
HOLLAND	75,000	56,241	—	—	—	—	131,241
RUFF	85,000	56,241	—	—	—	—	141,241

(1)	The grant date fair value of stock awards is based on their fair market value on the date of grant as determined under the Financial Accounting Standards Board’s (“FASB”) accounting guidance for stock compensation. The assumptions used in calculating the fair market value are set forth in Note 14, “Employee Stock and Incentive Plan” contained in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The grant date fair value per share of the stock awards, which are paid quarterly, were; March 30, 2017 – $32.145; June 30, 2017 – $33.455; September 30, 2017 – $33.155. The directors were paid for the fourth quarter of 2017 in January 2018.
(2)	All Other Compensation for Mr. DeBenedictis consisted of the use of a Company owned vehicle.
(3)	As an officer of the Company, Mr. Franklin does not receive any compensation for his service on the Board of Directors.
(4)	Richard Glanton is not standing for re-election at this Annual Meeting. The Board thanks Mr. Glanton for his years of service to the Board.
(5)	Lon Greenberg resigned from the Board of Directors effective December 31, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MS. BURKE, MR. DEBENEDICTIS, MR. FRANKLIN, MR. HANKOWSKY, MR. HILFERTY, MR. HOLLAND, AND MS. RUFF AS DIRECTORS.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE 2018 FISCAL YEAR

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the 2018 fiscal year. PwC has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that the shareholders ratify the appointment.

Although shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes that it is desirable to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company. Representatives of PwC are expected to be present at the 2018 Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

PwC has informed us that they are not aware of any independence-related relationships between their firm and the Company other than the professional services discussed in “Services and Fees” below. Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non- auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings, or by unanimous consent of all the Audit Committee members between meetings. All fees and services were pre-approved by the Audit Committee for the 2017 fiscal year.

SERVICES AND FEES

The following table presents the fees paid to PwC for professional services rendered with respect to the 2017 fiscal year and 2016 fiscal year:

	FISCAL YEAR
	2017	2016
Audit Fees (1)	$1,543,000	$1,434,340
Audit-Related Fees	—	—
Tax Fees (2)	$33,694	$32,500
All Other Fees (3)	$128,384	$5,411
Total	$1,705,078	$1,472,251

(1)	Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries and services in connection with the issuance of securities.

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(2)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns and advisory services for other tax compliance, tax planning, and tax advice.
(3)	Represents fees for software licensing for accounting research, disclosure checklist, and for a utility and technical accounting seminar, and an accretion/dilution analysis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including: the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and the integrity of the Company’s financial reporting processes and controls. The Committee also discussed the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm, the firm’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the accountants’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,

William P. Hankowsky, Chairman

Carolyn J. Burke

Richard Glanton

February 26, 2018

The foregoing Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION PAID

TO THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2017

Under Section 14A of the Exchange Act, shareholders are entitled to an advisory (non-binding) vote on the executive compensation as described in this Proxy Statement for our named executive officers (sometimes referred to as “Say on Pay”). Currently, this vote is conducted every year. Accordingly, the following resolution is being presented by the Board of Directors at the 2018 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers for 2017, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is non-binding. The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under our Compensation Discussion and Analysis on pages 24 through 45 of this Proxy Statement, our executive compensation program is designed to motivate our executives to achieve our primary goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment. We believe that our executive compensation program, with its balance of short-term incentives and long-term incentives and share ownership guidelines, reward sustained performance that is aligned with the interests of our customers, employees and long-term shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS FOR 2017 AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

In this Compensation Discussion and Analysis (“CD&A”), we address our compensation philosophy and program, and compensation paid to or earned by the following executive officers:

•	Christopher H. Franklin, Chairman, President, and Chief Executive Officer;

•	David P. Smeltzer, Executive Vice President and Chief Financial Officer;

•	Richard S. Fox, Executive Vice President and Chief Operating Officer;

•	Daniel J. Schuller, Executive Vice President and Chief Strategy & Corporate Development Officer; and

•	Christopher P. Luning, Senior Vice President, General Counsel, and Secretary.

We refer to these executive officers as our “named executive officers” or “NEOs”. As used in this CD&A, the total of base salary and annual cash incentive compensation is referred to as “total cash compensation,” and the total of base salary, annual cash incentive compensation and equity incentive compensation is referred to as “total direct compensation.” The purpose of the CD&A is to explain: the elements of compensation; why our Executive Compensation Committee (the “Compensation Committee”) selects these elements; and how the Compensation Committee determines the relative size of each element of compensation.

Compensation decisions for Messrs. Smeltzer, Schuller, Fox, and Luning were made by the Compensation Committee. Compensation decisions for Mr. Franklin were made by the independent members of our Board of Directors after receiving the approval and recommendation of the Compensation Committee.

Based on input from Pay Governance LLC (“Pay Governance” or the “consultant”), the independent compensation consultant retained by the Compensation Committee, we believe that the types of compensation vehicles we use and the relative proportion of the named executive officers’ total direct compensation represented by these vehicles is consistent with current competitive compensation practices in our industry. We believe our program’s performance measures align the interests of our stakeholders and our named executive officers by correlating pay to our short-term and long-term performance.

We measure the competitiveness of our program for our named executive officers against the median compensation for comparable positions at other companies in our benchmark group composed of other investor-owned utilities. Since compensation levels often vary based on the Company’s revenues, we adjust the Company’s revenues in the manner described below to align with the companies in the benchmark group. We then size adjust the market data using revenue-based regression analysis to determine the market rates for our named executive officer positions. Our goal is to provide total direct compensation that is competitive with the market rates for each named executive officer. Based on the information supplied by the consultant, the total target direct compensation for each of our named executive officers was within the competitive range of the benchmark market data for each of their positions during 2017.

EXECUTIVE SUMMARY

Our 2017 performance demonstrates continued execution of our strategic goals and plans. During 2017, by effectively managing costs, strategically growing when it was prudent, maintaining strong regulatory relationships, and focusing on our customers, employees and shareholders as we continue to create value for all of our stakeholders, we had the following results:

•	We are making significant investments to build and improve our communities’ infrastructure. Over the past five years, we have invested more than $1.5 billion in infrastructure improvements, including

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hundreds of miles of pipe replacement and plant upgrades to enhance water quality. In 2017, we invested more than $450 million on infrastructure projects, helping to ensure safe and reliable water for all customers.

•	Regulated segment revenues were $804.9 million in 2017.

•	Earnings per share increased to $1.35 in 2017, an increase over the 2016 earnings per share of $1.32 in 2016.

•	Operations and maintenance expenses decreased 5.8% to $287.2 million in 2017 from $304.9 million in 2016.

•	We added more than 10,000 customer connections in 2017.

•	We increased our total customer connection count by more than 1%, which includes additional customers from organic and acquisition growth.

•	From January 1, 2015 to December 31, 2017, the total return to our shareholders, including share price appreciation and dividends paid, shows 58.08% growth.

•	In 2017, the Board of Directors approved a 7% increase in the quarterly dividend to an annualized rate of $0.82 per share.

OBJECTIVES OF OUR COMPENSATION PROGRAM

Our compensation program for named executive officers is designed to:

•	Provide a competitive level of total compensation;

•	Motivate and encourage our named executive officers to contribute to our financial success;

•	Retain talented and experienced named executive officers; and

•	Reward our named executive officers for leadership excellence and performance that implements our strategic goals and promotes sustainable growth in shareholder value.

ALIGN INTERESTS OF NAMED EXECUTIVE OFFICERS AND SHAREHOLDERS

We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management and our shareholders. The following are several key features of our executive compensation program:

AT AQUA AMERICA, WE DO:	AT AQUA AMERICA, WE DO NOT:
✓ Tie a high ratio of our executives’ pay to corporate and individual performance	× Provide golden parachute tax gross ups
✓ Require significant stock ownership	× Permit pledging or hedging of Company securities
✓ Tie incentive compensation to a clawback policy	× Provide a single trigger severance upon a change of control
✓ Require a significant amount of NEO pay to be based on performance	× Provide employment agreements to a broad group
✓ Use an independent compensation consultant	× Encourage excessive or inappropriate risk taking through our compensation programs

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The table below shows the portion of each named executive officer’s 2017 total direct compensation that is considered performance-based (i.e., annual cash incentives and performance-based equity incentives).

Name	2017 Salary	2017 Cash Incentive Paid in 2018	2017 Performance Share Units	2017 Restricted Stock Units	2017 Non Qualified Options	Total Percentage Performance-based Compensation
FRANKLIN	26%	27%	27%	16%	4%	74%
SMELTZER	39%	26%	20%	12%	3%	49%
FOX	38%	28%	19%	12%	3%	50%
SCHULLER	39%	27%	20%	11%	3%	50%
LUNING	43%	23%	20%	11%	3%	46%

With respect to the named executive officer’s total direct compensation, at least 74% of the Chief Executive Officer’s compensation is performance and/or stock-based and at least 60% of the average of the other named executive officer’s compensation is performance and/or stock-based:

PAY FOR PERFORMANCE AND RESULTS OF THE 2017 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our goal is to instill a “pay for performance” culture throughout the Company, and we target the 50th percentile of the Company’s peer group as the appropriate level of pay for our named executive officers.

At our 2017 Annual Meeting, we submitted a proposal to our shareholders for a non-binding advisory vote on our 2016 compensation awarded to our named executive officers. Our shareholders approved the proposal with over 94% of the votes cast in favor of the Company’s compensation programs for our named executive officers.

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COMPONENTS OF 2017 COMPENSATION PROGRAM

Our executive compensation program is composed of the following seven elements, which we believe are important components of a well-designed, balanced and competitive compensation program:

•	Base Salary;

•	Annual Cash Incentive Awards (referred to as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 46 and the Grants of Plan-Based Awards Table on page 48);

•	Long-Term Equity Incentive Awards;

•	Retirement Benefits;

•	Non-Qualified Deferred Compensation Plans;

•	Change-in-Control Agreements; and

•	Stock Ownership Guidelines.

We utilize these elements to achieve the objectives of our compensation program as follows:

ELEMENT OF COMPENSATION	OBJECTIVES
Competitively benchmarked base salaries	Designed to attract and retain named executive officers consistent with their talent and experience; market-based salary increases are designed to recognize the executives’ performance of their duties and responsibilities; and promotions and related salary increases are designed to encourage executives to assume increased job duties and responsibilities.
Short-term incentives or annual cash incentive awards

Intended to reward executives for (1) improving the quality of service to our customers,

(2) controlling the cost of service to our customers by managing expenses and improving performance, (3) achieving economies of scale by the acquisition of additional water and wastewater systems that can benefit from our resources and expertise, (4) disposing of under-performing systems where appropriate, and (5) enhancing our financial viability and performance by the achievement of annual objectives.

Equity incentives	Designed to reward named executive officers for (1) enhancing our financial health, which also benefits our customers, (2) improving our long-term performance through both revenue increases and cost control, and (3) achieving increases in the Company’s equity and in absolute shareholder value and shareholder value relative to peer companies, as well as helping to retain executives due to the longer term nature of these incentives.
Retirement benefits	Intended to assist named executive officers to provide income for their retirement.
Non-qualified deferred compensation plan	Designed to allow eligible executives to manage their financial and tax planning and defer current income until a later date, including following retirement or other separation from employment without an additional contribution from the Company.
Change-in-control agreements	Designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of the Company and to enable the named executive officers to evaluate such a transaction impartially.
Stock ownership guidelines	Designed to focus named executive officers on the long-term performance of the Company and align the interests of our executives with our shareholders by encouraging named executive officers to maintain a significant ownership interest in the Company.

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The following chart provides a brief summary of the principal elements of our executive compensation program for 2017. We describe these elements, as well as retirement, severance and other benefits, in more detail in this CD&A.

COMPONENTS OF COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS IN 2017

COMPENSATION ELEMENT	FORM	COMPENSATION OBJECTIVE	RELATION TO OBJECTIVE
Base Salary	Fixed annual cash paid bi-weekly	Compensate executives for their level of responsibility and sustained individual performance based on market data.	Merit salary increases are based on subjective performance evaluations.
Annual Cash Incentive Awards	Variable cash paid on an annual basis based on achievement of pre-established goals	Motivate executives to focus on achievement of our annual business objectives.	The amount of the annual incentive award, if any, is entirely dependent on achievement of pre- established Company and individual goals.
Long-Term Equity Incentive Awards	Restricted Stock Units	Align executive interests with shareholder interests; retain key executives.	Provide equity that will have same value as shares owned by shareholders; subject to stock ownership guidelines.
	Performance Share Units	Align executive interests with shareholder interests; create a strong financial incentive for achieving or exceeding long-term performance goals.	The named executive officers receive equity only if the pre-established performance goals are achieved.
	Options	Aligns executive interests with shareholder interests; through performance based nature, provides strong incentives to achieve core company goals.	The named executive officers receive options only if the pre-established performance goals are achieved.

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LINK BETWEEN OPERATING PERFORMANCE AND EXECUTIVE COMPENSATION

Our stock performance in 2017 reflected our success and contributed significantly to our total shareholder return for the year. The chart below summarizes our stock performance over the past five years compared to the S&P 500 Index and the S&P Mid-Cap 400 Utilities Index.

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We have been steadfast in delivering sustainable dividend growth. We increased our dividend 7% in 2017 and as a result, our annualized dividend rate is $0.82 per share. Our dividend policy is premised on continuing to grow our dividend in a prudent manner. We anticipate this growth will allow our dividend to continue to be a meaningful element of our overall shareholder return proposition. The chart below summarizes our dividend growth over recent years:

BENCHMARKING COMPETITIVE COMPENSATION AND THE ROLE OF THE COMPENSATION COMMITTEE’S CONSULTANT

The Compensation Committee has retained Pay Governance, a nationally-recognized compensation consulting firm, as the Compensation Committee’s consultant to assist it in designing and assessing the competitiveness of our executive compensation program. The Compensation Committee has concluded that Pay Governance is an independent consultant after considering the factors relevant to Pay Governance’s independence from management, including the factors set forth in the NYSE and SEC rules regarding compensation consultant independence.

Annually, the Compensation Committee has the consultant develop a market rate for base salary, total cash compensation, and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each market rate represents the median compensation level that would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and scope, in an organization of similar size and type as the Company.

In developing the market rates for the named executive officers, the Compensation Committee’s consultant, Pay Governance, used compensation data from all 55 investor-owned utilities in the utility industry database used by the consultant and approved by the Compensation Committee to determine the market rates for similarly situated executives of utility companies. The Compensation Committee believes that utilizing the data from only utility companies and adjusting the Company’s revenues as described below, to better align the Company’s data with the data in the utility industry compensation database, provides an appropriate comparison for determining the market rates for the Company’s named executive officers given that we are primarily a utility company. Also, due to the relatively limited number of investor-owned water utility companies of the Company’s size, the Compensation Committee believes that using the broader utility market data provides reasonable and reliable data for determining competitive compensation levels. All 55 companies in the utility industry compensation database used by the consultant are listed in Appendix A to this Proxy Statement. The Company has no involvement in the selection of the companies that are included in the database used by the consultant. Each company in Appendix A was used in the development of the market rates, as described in this paragraph.

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Management, the Compensation Committee, and Pay Governance are mindful that compensation levels for executives of companies are often correlated with a company’s size as defined by revenues. In other words, executives in companies with higher revenues are generally paid more than executives with comparable positions in companies with lower revenues. The Compensation Committee and Pay Governance have concluded that the Company’s revenues under-represent the complexity and scope of the Company’s business given the Company’s low cost of goods sold relative to energy-based utilities. The cost of goods sold as a percentage of revenues is significant for energy-based utilities due to their fuel, gas and other power costs. These commodity costs are subsequently recovered through the revenues of the energy-based utilities as they are ultimately passed through to the customer. The Company, like other water utilities, does not have comparable commodity costs. The purpose of the adjusted revenue analysis is to create a consistent comparison to the compensation data in the utility compensation database used by Pay Governance by estimating the revenue that the Company would earn if its cost of goods sold was in similar proportion to that of the energy-based utilities that constitute the majority of the companies in the database. In order to determine a factor by which to adjust the Company’s annual revenues, the Compensation Committee recommended that the consultant analyze the income statements of a sample of delivery-focused (i.e., non-power generating) utilities, chosen by the consultant with no input from the Compensation Committee or management, to develop a typical cost of goods sold factor attributable to commodity costs.

Pay Governance’s analysis for 2017 determined that the commodity portion of the cost of goods sold averaged 45% of revenues for these companies and calculated what the Company’s adjusted revenues would be using this factor. Since there are certain complexities associated with procuring these commodities at the energy- based utilities, the consultant recommended, and the Compensation Committee agreed, that it would be appropriate to discount the market rates generated by the adjusted revenue methodology. Thus, it was agreed that the Company would use an average of the market data produced using the Company’s adjusted revenue scope with market data generated using the Company’s actual revenue scope in determining the market rates for the Company’s named executive officers.

Because the companies listed in Appendix A vary widely in terms of revenues, Pay Governance used regression analysis to size-adjust the benchmark data for each named executive officer’s revenue responsibility using the Company’s actual and adjusted revenues, where possible, and then averaging the results to determine market rates for base salary, total cash compensation and total direct compensation for each named executive officer. Tabular data was used where regression data was unavailable due to insufficient correlation between officer positions in the Company and the companies in the database and/or limited sample size to ensure the accuracy of the regression analysis. Regression analysis is an objective calculation that identifies a relationship between one variable (in this case, compensation) and another variable that is correlated to it (in this case, total company revenues). Therefore, in developing the market rates for base salary, total cash compensation, and total direct compensation, Pay Governance used regression analysis to determine what the companies in Appendix A would pay at the median for positions comparable to those of the Company’s named executive officers. The combination of salary, short-term incentives, and long-term incentives is intended to compensate executives at approximately the 50th percentile of the market when the Company performs at a target level.

Pay Governance reviews the Company’s executive compensation program for the Compensation Committee and annually provides the data and analysis described above. The compensation consultant discusses the proposed actual compensation awards for the named executive officers and provides research and input to the Compensation Committee on changes to the compensation program.

In 2017, Pay Governance also analyzed the Company’s executive compensation program to ensure that it remained competitive in the market place to show the market rate for base salary, total cash compensation and total direct compensation, including the allocation between cash compensation and equity incentives. Pay Governance provides no other services to the Company other than serving as the Compensation Committee’s compensation consultant for executive and director compensation decisions.

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OTHER CONSIDERATIONS

The Compensation Committee also takes into consideration the results of the advisory votes on the Company’s executive compensation program for the few years prior to the year for which the executive compensation decisions are being made. For the years 2014 through 2017, the shareholders approved the advisory vote on the compensation of our named executive officers by 93% to 94% of the votes cast.

DETERMINATION OF ACTUAL COMPENSATION

We emphasize pay for performance, especially for our higher-level executives. Therefore, the named executive officers tend to receive a substantial portion of their total direct compensation from annual cash incentives and long-term equity incentives. In addition, the percentages of total direct compensation represented by base salary, annual cash incentive opportunities, and equity incentives, respectively, for the named executive officers are generally in line with the percentages represented by these elements of total direct compensation for the competitive market rate benchmarks.

The Compensation Committee determines the actual amount of each element of annual compensation to award to the Company’s named executive officers with the goal of having the target total direct compensation opportunity for each named executive officer generally within a range of 15% above or below the market median rate for his position over time.

BASE SALARY

A competitive base salary is necessary to attract and retain a talented and experienced workforce. Actual salaries for the named executive officers, other than the Chief Executive Officer whose salary is determined by the Board of Directors using the same criteria, are determined by the Compensation Committee by considering both the market median rate for the position and internal equity with both the other named executive officers and other employees of the Company. The Compensation Committee’s goal is to maintain base salaries generally within a range of 15% above or below the market median rate over time for each of the named executive officers, although deviations from this goal may occur due to promotions, and the time the executive has been in a particular salary grade. Base salaries are considered for adjustment annually and adjustments are based on general movement in external salary levels, changes in the market rate for the named executive officers’ positions, individual performance, internal equity and changes in individual duties and responsibilities. For 2017, the annual increases to the salaries for the named executive officers reflected these assessments and averaged 4.9%. The base salaries approved by the Compensation Committee for 2017, effective April 1, 2017, were as follows: Mr. Franklin, $720,090; Mr. Smeltzer, $402,318; Mr. Fox, $360,099; Mr. Schuller, $372,030; and Mr. Luning, $330,084.

SHORT-TERM INCENTIVE AWARDS

THE 2017 ANNUAL CASH INCENTIVE AWARDS

Annual cash incentive awards under the Annual Cash Incentive Compensation Plan (the “Annual Plan”) are intended to motivate management to focus on the achievement of annual corporate and individual objectives that would, among other things, improve the level of service to our customers, control the cost of service, and enhance our financial performance.

During 2017, the Compensation Committee, Pay Governance, and management determined that it was appropriate to revise the design of the annual cash incentive portion of the total direct compensation paid to the named executive officers to place more emphasis on financial, safety, and compliance performance metrics and to reduce the weight allocated to individual goals. The Compensation Committee believes that these changes will focus the named executive officers’ efforts on business metrics that are core to the Company’s mission and reward the named executive officers’ performance in achieving these metrics.

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The Annual Plan aligns the Company’s goals with payouts dependent upon achievement of certain performance objectives over a one year period. The tables and the narrative below detail the 2017 Annual Cash Incentive Award Metrics.

2017 ANNUAL CASH INCENTIVE AWARD METRICS
Metric Weight	Metric	Metric Components & Weights	Target Achievement
			50%	100%	150%
60%	Financial	Earnings Per Share	$1.31	$1.36	$1.41
15%	Safety	36% - Lost Time Incidents 36% - Responsible Vehicle Accident Rate 14% - Safety Training Hours 14% - Incident Reporting	8 Points	14 Points	21 Points
15%	Compliance	50% - Drinking Water 50% - Wastewater	99.00% 90.00%	99.50% 93.00%	99.80% 95.00%
10%	Individual Goals		50%	100%	150%

Financial – 60%

The financial metric was based on the Company’s earnings per share (EPS). The target achievement of the EPS goal was as follows:

TARGET
EPS	Payout
$1.41	150%
$1.40	140%
$1.39	130%
$1.38	120%
$1.37	110%
$1.36	100%
$1.35	90%
$1.34	80%
$1.33	70%
$1.32	60%
$1.31	50%

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Safety – 15%

The safety metric was achieved through the accumulation of points focused on specific safety components including Lost Time Incidents, Safety Training Hours, Incident Reporting, and Responsible Vehicle Accident Rate. The table below illustrates the weighting and performance range of each safety goal and a corresponding point score.

SAFETY COMPONENT	INDIVIDUAL WEIGHT	THRESHOLD (50%)	TARGET (100%)	STRETCH (150%)
Lost Time Incidents	36%	≤ 25 Cases (3 Points)	≤ 22 Cases (5 Points)	≤ 19 Cases (7 Points)
Responsible Vehicle Accident Rates	36%	4.5 (3 Points)	4.1 (5 Points)	3.7 (7 Points)
Safety Training Hours	14%	87% (1 Point)	93% (2 Points)	97% (3 Points)
Incident Reporting	14%	70% (1 Point)	80% (2 Points)	90% (4 Points)
Safety Metric Goal Target	100%	8 Points	14 Points	21 Points

Compliance – 15%

The compliance metric had two components – drinking water and waste water. Similar to the safety metric, the compliance metric had a performance range of 50% to 150%. The tables below detail the components of the compliance metric.

DRINKING WATER COMPLIANCE COMPONENT
Compliance Percentage	Number of Compliance Days / System / Year	Performance Range
99.00%	3.7	50
99.10%	3.3	60
99.20%	2.9	70
99.30%	2.6	80
99.40%	2.2	90
Target - 99.50%	1.8	100
99.58%	1.6	113
99.65%	1.3	125
99.73%	1.0	138
99.80%	0.7	150

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Compliance continued...

WASTEWATER COMPLIANCE COMPONENT
Compliance Percentage	Number of Compliance Days / System / Year	Performance Range
90.00%	36.5	50
91.00%	32.9	60
91.50%	31.0	70
92.00%	29.2	80
92.50%	27.4	90
Target - 93.00%	25.6	100
93.50%	23.7	113
94.00%	21.9	125
94.50%	20.1	138
95.0%	18.3	150

Individual Goals – 10%

At the beginning of 2017, two individual goals were identified for each named executive officer that aligned with the broader Company goals. Individual goals focus on the named executive officer’s role with the Company. Each named executive officer was rated on the achievement of each goal and received a rating between 50%-150%.

Based on the above-described factors, the following table shows the 2017 performance of the Company compared to the targets set in the Annual Plan:

Metric	Metric Component	Report Date	Target - 50%	Target - 100%	Target - 150%	Adjusted Actual	Actual Attainment	Weight	Final Achievement
Financial	Aqua Earnings Per share	12/31/2017	$1.31	$1.36	$1.41	$1.37 [1]	110.00%	60%	66%
Safety	Lost Time Incidents	12/31/2017	25	22	19	14	146.43%	15.00%	21.96%
			3	5	7	7
	Responsible Vehicle Accident Rate	12/31/2017	4.5	4.1	3.7	3.8
			3	5	7	6.5
	Training Hours	12/31/2017	87%	93%	97%	137.79%
			1	2	3	3
	Incident Reporting	12/31/2017	70%	80%	90%	95.89%
			1	2	4	4
	Total Safety Points		8	14	21	20.5
Compliance	Water Wastewater	12/31/2017	90.00%	99.50%	99.80%	99.64%	123.33%	7.50%	9.25%
		12/31/2017	90.00%	93.00%	95.00%	94.99%	149.75%	7.50%	11.23%
Individual Goals							10.00%

[1]	This is a non-GAAP financial metric. See Appendix B for a reconciliation of this metric to the GAAP financial metric.

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Applying this performance, the below table shows the target annual cash incentive awards and the actual annual cash incentive awards approved by the Compensation Committee for 2017 for the named executive officers.

Name	2017 Target Bonus %	2017 Target Cash Incentive	2017 Actual Cash Incentive
FRANKLIN	80%	$576,072	$711,103
SMELTZER	55%	$221,275	$270,929
FOX	60%	$216,059	$258,061
SCHULLER	55%	$204,617	$252,579
LUNING	45%	$148,538	$177,414

LONG-TERM EQUITY INCENTIVE AWARDS

Our use of equity incentive awards are intended to reward our named executive officers for: (1) enhancing the Company’s financial health, which also benefits our customers; (2) improving our long-term performance through both revenue increases and cost control; and (3) achieving increases in the Company’s equity and shareholder value, as well as helping to retain such executives due to the longer-term nature of these awards. We make these equity incentive awards under our 2009 Omnibus Equity Compensation Plan, as amended (the “Plan”). Under the Plan, the Compensation Committee and the Board of Directors may grant stock options, dividend equivalents, performance-based or service-based stock units and stock awards, stock appreciation rights and other stock-based awards to officers, directors, key employees and key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of our business. As part of its review of the total compensation package for our named executive officers, the Compensation Committee annually reviews our equity incentive compensation program. Starting in 2011, the Compensation Committee began using a combination of performance share units and restricted stock units to better link the named executive officer’s long-term incentive compensation to performance results that led to increased shareholder value and enhanced our long-term financial stability, which also benefits our customers. In 2017, the Compensation Committee added performance-based stock options to the long-term incentive compensation program for the same reasons.

We aim to strike a balance between the incentive and retention goals of our equity grants:

•	All of the equity grants to our Chief Executive Officer are subject to performance goals.

•	For our other named executive officers, two-thirds of the equity grant value as of the grant date is in the form of performance share units, with the performance metrics described below, and one-third is in the form of service-based restricted stock units.

Using the market rates developed by Pay Governance, the Compensation Committee bases the annual equity incentive awards made to the named executive officers as part of the total compensation package designed to be competitive with the benchmarked group and our industry. The Compensation Committee does not consider any increase or decrease in the value of past equity incentive awards in making these annual decisions. In considering the number of equity incentive awards to be granted in total to all employees each year, the Compensation Committee considers the number of equity incentive awards outstanding and the number of equity incentive awards to be awarded as a percentage of Aqua America’s total shares outstanding. The number of equity incentive awards granted annually to all employees has been less than 1% of Aqua America’s total shares outstanding per year for the past several years.

Equity incentive awards are generally all made on the same grant date. It is our policy to make the grant date of equity compensation grants the date that the Compensation Committee approves the grants, which is

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either the date of the Compensation Committee’s meeting or the date of the Board meeting following the Compensation Committee’s meeting. The dates for all Board and Compensation Committee meetings, including the dates for the Compensation Committee to approve the equity grants, are set in advance, subject to changes for scheduling conflicts, and are independent of the timing of our disclosure of any material non-public information other than our normal annual earnings release.

PERFORMANCE SHARE AWARDS

Performance share or performance share unit grants (“PSU”) (together referred to as performance shares) provide the named executive officer with the opportunity to earn awards of shares based on Company performance against designated pre-determined, objective metrics. Participants are granted a target number of shares or units that, for the 2015 and 2016 grants, can increase to 200% of the target, and for the 2017 grants, can increase to 200% of the target or decrease to zero based on the Company’s actual performance compared to the designated metrics. Dividends or dividend equivalents, as applicable, on the performance shares accrue and will be paid when the performance shares are earned and paid based on the number of shares actually earned, if any.

The performance goals to be achieved under the PSU awards have been based on the following performance goals, with the weighting of each goal assessed each year:

•	The Company’s total shareholder return (“TSR”) at the end of the performance period as compared to the TSR of the other large investor-owned water companies (American Water Works Company, American States Water Company, Connecticut Water Service, Inc., California Water Service Group, Middlesex Water Company and SJW Corporation);

•	The Company’s TSR compared to the TSR for the companies in the S&P Midcap Utility Index (Appendix A);

•	The achievement of maintaining Operating and Maintenance (“O&M”) expenses within the Company’s regulated operations over the performance period; and,

•	The achievement of the three-year cumulative total earnings before taxes in non-Aqua Pennsylvania subsidiaries.

2015 PSU Awards Achievement

The three-year performance period for the PSU awards made by the Compensation Committee in 2015 ended on December 31, 2017. In February 2018, the Compensation Committee determined the achievement of performance goals for the 2015 PSUs, as follows:

Metric 1.	The Company’s TSR was ranked 7th among the other water companies:

ORDINAL RANKINGS (INCLUDING AQUA) VERSUS PEERS	PAYOUT AS A % OF TARGET (7 COMPANIES)
1st	200%
2nd	170%
3rd	130%
4th	100%
5th	50%
6th	0%
7th	0%

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Metric 2.	The Company’s TSR was ranked 7th among the companies in the S&P Midcap 400 Utilities Index:

ORDINAL RANKING OF THE COMPANY (INCLUDING THE COMPANY) VERSUS PEER GROUP	PAYOUT AS A % OF TARGET AWARD (18 PEER CO’S)	PAYOUT AS A % OF TARGET AWARD (17 PEER CO’S)	PAYOUT AS A % OF TARGET AWARD (16 PEER CO’S)	PAYOUT AS A % OF TARGET AWARD (15 PEER CO’S)	PAYOUT AS A % OF TARGET AWARD (14 PEER CO’S)
Rank	Payout	Payout	Payout	Payout	Payout
1	200.00%	200.00%	200.00%	200.00%	200.00%
2	197.22%	195.59%	193.75%	191.67%	189.29%
3	183.33%	180.88%	178.13%	175.00%	171.43%
4	169.44%	166.18%	162.50%	158.33%	153.57%
5	155.56%	151.47%	146.88%	141.67%	135.71%
6	141.67%	136.76%	131.25%	125.00%	117.86%
7	127.78%	122.06%	115.63%	108.33%	100.00%
8	113.89%	107.35%	100.00%	91.67%	82.14%
9	100.00%	92.65%	84.38%	75.00%	64.29%
10	86.11%	77.94%	68.75%	58.33%	0.00%
11	72.22%	63.24%	53.13%	0.00%	0.00%
12	58.33%	0.00%	0.00%	0.00%	0.00%
13	0.00%	0.00%	0.00%	0.00%	0.00%
14	0.00%	0.00%	0.00%	0.00%	0.00%
15	0.00%	0.00%	0.00%	0.00%	0.00%
16	0.00%	0.00%	0.00%	0.00%	0.00%
17	0.00%	0.00%	0.00%	0.00%	0.00%
18	0.00%	0.00%	0.00%	0.00%	0.00%

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Metric 3.	The O&M expense to revenue ratio for Aqua Pennsylvania was 29.99%:

Aqua PA O&M Revenue		Linear Interpolation
2015 A	30.02%
2016A	31.00%
2017A	28.95%
3 Year Average	29.99%	167.00%
O&M Ratio Metric
Aqua PA O&M Ratio 3 Year Annual Average Attainment	Rating (% of 20%) PSUs Earned
32.33	50
32.13	60
31.93	70
31.73	80
31.53	90
31.33	100
31.13	110
30.93	120
30.73	130
30.53	140
30.33	150
30.13	160
29.93	170
29.73	180
29.53	190
29.33	200

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Metric 4.	The three-year cumulative total earnings before taxes in non-Aqua Pennsylvania subsidiaries was $2.8 million:

Non-Aqua PA 3 year EBT (in thousands)		Linear Interpolation
2015 A	$85,759
2016A	$95,823
2017A	$100,444
3 Year Average	$282,026	187.30%
Non-PA Earnings Before Taxes
Non-PA EBT 3 year Combined Attainment (in thousands)		Rating (% of 20%) PSUs Earned
$235,200		50
$240,200		60
$245,200		70
$250,200		80
$255,200		90
$260,200		100
$262,700		110
$265,200		120
$267,700		130
$270,200		140
$272,700		150
$275,200		160
$277,700		170
$280,200		180
$282,700		190
$285,200		200

As a result, the Compensation Committee certified that a 109.19% payout of the 2015 PSU awards was earned in accordance with the following results and weightings:

2015 PSU METRICS
	Payout	Weight	Extrapolated
METRIC 1	0.00%	30%	0.00%
METRIC 2	127.78%	30%	38.33%
METRIC 3	167.00%	20%	33.40%
METRIC 4	187.30%	20%	37.46%
			109.19%

Applying this performance, the below table shows the Target PSU award and the Actual PSU award approved by the Compensation Committee for the NEOs.

Name	2015 Target PSU	2015 Actual PSU
FRANKLIN	18,292	19,972
SMELTZER	10,000	10,919
FOX	4,950	5,404
SCHULLER	5,870	6,408
LUNING	7,000	7,643

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Outstanding 2016 PSU Awards

The PSU awards granted in 2016 have similar performance goals to the 2015 PSU awards, with different percentile rankings and scales, and a performance period that began on January 1, 2016 and will end on December 31, 2018. Please see the disclosure under the heading “Outstanding Equity Awards at Fiscal Year- End” for a description of the status of such 2016 PSU awards.

Outstanding 2017 PSU Awards

The 2017 PSU awards have similar performance goals to the 2015 and 2016 PSU awards, and a performance period that began on January 1, 2017 and will end on December 31, 2019. Please see the disclosure under the heading “Outstanding Equity Awards at Fiscal Year- End” for a description of the status of such 2017 PSU awards.

STOCK OPTIONS

In 2017, the Compensation Committee added performance-based stock options to the grants to the named executive officers. The Compensation Committee believes that the award of stock options, when paired with the performance and service-based stock awards, completely aligns the interests of the named executive officers with those of the shareholders. Fifteen percent of the named executive officer’s performance-based awards will vest ratably over a three-year period of time based upon the Company’s achievement of at least an adjusted return on equity equal to 150 basis points below the return on equity granted by the Pennsylvania Public Utility Commission during the Company’s Pennsylvania subsidiary’s last rate proceeding. The Company’s adjusted return on equity is calculated annually in accordance with the below descriptive formula and if the adjusted return on equity meets or exceeds 150 basis points below the return of equity of the most current Pennsylvania Public Utility Commission rate award, the awards will vest:

Return on Equity = net income (excluding net income or loss from acquisitions which have not yet been incorporated into a rate application as of the last year end) / equity (excluding equity applicable to acquisitions which are not yet incorporated in a rate application during the award period).

The Compensation Committee believes that by providing the named executive officers with the ability to earn stock options, the named executive officers’ interests are aligned with the shareholders’ interests as the value of the stock option is a function of the price of the Company’s stock. In addition, stock options provide the use of an additional performance metric for the earning of long-term equity compensation.

RESTRICTED SHARE AWARDS

Annual restricted share or restricted stock unit grants (together referred to as “restricted shares”) entitle the named executive officer to receive the number of shares granted at the end of a given period of time, or in increments over a period of years on the anniversaries of the grant date, provided the named executive officer remains an employee of the Company, unless separation is due to death, disability, retirement or termination following a Change in Control, in which cases acceleration of the lapse of forfeiture restrictions occurs as set forth in the Plan. Dividends or dividend equivalents, as applicable, are accumulated and paid when the restricted shares are paid. The restricted shares to the other named executive officers (other than the Chief Executive Officer) vest 100% after three years, with vesting subject solely to continued service with the Company.

The restricted shares to the Chief Executive Officer vest 100% after three years, with vesting subject to continued service with the Company and the Company’s achievement of at least an adjusted return on equity equal to 150 basis points below return on equity granted by the Pennsylvania Public Utility Commission during

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the Company’s Pennsylvania subsidiary’s last rate proceeding. The return on equity shall be calculated in the same manner as it is calculated for the purposes of determining the return on equity required for the vesting of stock options.

RETIREMENT PLANS

Our retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Some of our named executive officers are participants in our qualified pension plan (benefits frozen as of December 31, 2014) (the “Retirement Plan”), and in our non-qualified pension benefit plan (the “Non-Qualified Pension Benefit Plan”). Our non-qualified retirement plan is intended to provide executive officers with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in the Retirement Plan by providing the benefits that are limited under current Internal Revenue Service regulations. Benefits continue to accrue for some of our named executive officers in the Non-Qualified Pension Benefit Plan. Starting in 2009, the Company began to fund the trust for the benefits under the Non-Qualified Pension Benefit Plan using trust-owned life insurance. A named executive officer’s retirement benefits under our qualified and non-qualified retirement plan are not taken into account in determining the executive’s current compensation. Effective December 31, 2014, the named executive officers ceased accruing a benefit under the Retirement Plan. Specifically, their plan compensation and credited service for purposes of determining their benefits was frozen in the Retirement Plan as of December 31, 2014. Vesting service will continue to accrue in the Retirement Plan as long as the named executive officer remains employed by the Company.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

We maintain a non-qualified Executive Deferred Compensation Plan (the “Executive Deferral Plan”) that allows eligible members of management to defer all or a portion of their salary and annual cash incentives, which enables participants to save for retirement and other life events in a tax-effective manner. Deferred amounts are deemed invested in one or more mutual funds selected by the participant under trust-owned life insurance policies on the lives of eligible executives. In addition, in order to provide named executive officers with the full Company matching contribution available to other employees under our qualified plans, executives who choose to defer up to six percent of their salary under one of Aqua America’s 401(k) plans, but do not receive the full Company matching contribution under such qualified plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($18,000 for 2015, 2016, and $18,500 for 2017), receive the portion of the Company matching contribution that would otherwise be forfeited by the executive as an Aqua America contribution into the Executive Deferral Plan. Effective January 1, 2009, the Company began to fund the trust holding amounts deferred by the participants in the Executive Deferral Plan using trust-owned life insurance. A named executive officer’s deferrals and any earnings on deferrals under our non-qualified deferred compensation plan are not taken into account in determining the named executive officer’s compensation.

SEVERANCE PLANS

All of the named executive officers are covered by a severance policy. The policy provides the named executive officers with a severance benefit of one full year salary and one full year projected bonus and a minimum of one month of continued medical benefits and a maximum of six months of continued medical benefits following termination, provided that the named executive officer is terminated for any reason other than for cause.

Additionally, Mr. Franklin and the Company entered into an Employment Agreement when he became Chief Executive Officer (“Mr. Franklin’s Employment Agreement”). Pursuant to Mr. Franklin’s Employment Agreement, if the Company terminates Mr. Franklin’s employment without cause or does not renew the term of

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the Employment Agreement, or Mr. Franklin terminates his employment for good reason (as defined in the agreement), Mr. Franklin will receive any accrued but unpaid salary and accrued vacation as well as a lump sum equal to (i) 24 months of base salary and (ii) two times the target annual bonus. If the Company terminates Mr. Franklin’s employment for cause or if he terminates his employment without good reason, or for death or disability, Mr. Franklin (or his estate) will receive any accrued but unpaid salary and accrued vacation. Mr. Franklin’s Employment Agreement expires June 30, 2018, and may be extended for successive one-year terms upon mutual agreement of the Company and Mr. Franklin. Mr. Franklin’s Employment Agreement is filed with our SEC filings.

CHANGE-IN-CONTROL AGREEMENTS

We maintain change-in-control agreements with the named executive officers. These change-in-control agreements are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of Aqua America, enable the executives to impartially evaluate such a transaction, provide a retention incentive to our named executive officers and encourage their attention and dedication to their duties and responsibilities in the event of a possible change-in-control. Under the terms of these agreements, the covered named executive officer is entitled to certain severance payments and a payment in lieu of the continuation of benefits if he experiences a termination of employment other than for cause, or in the event the executive resigns for good reason, as defined in the agreements, within two years following a change-in-control of Aqua America. (See the description of “Potential Payments Upon Termination or Change-in-Control” on pages 60 through 62.)

These change-in-control agreements are referred to as “double trigger” agreements because they only provide a benefit to executives whose employment is terminated, or who have good reason to resign, following a change-in-control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control. The normal annual restricted share, stock option and performance share grants to the named executive officers also contain double trigger provisions. Each of the change-in- control agreements limits the amount of the payments under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the “Code”).

The Company has determined that there will be no tax gross-ups in any change-in-control agreements with executives and that all such agreements will be subject to the limitations under Section 280G of the Code. We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on pages 60 through 62, are consistent with the multiples in the market. Named executive officers who receive payments under their change-in-control agreements in connection with their separation from employment following a change-in-control will not be entitled to any payments under our normal severance policy.

PERQUISITES

We offer a limited number of perquisites for our named executive officers. The Board has authorized executive benefits consisting of executive financial planning and annual executive physical exams. The Board regularly reviews the benefits provided to our executives and makes appropriate modifications based on the value of these benefits.

THE ROLE OF MANAGEMENT IN THE EXECUTIVE COMPENSATION PROCESS

Our Senior Vice President, General Counsel, and Secretary and our Interim Vice President, Human Resources assist the Compensation Committee by preparing schedules showing the present compensation of executives and compiling the recommended salary grade midpoints, market rates, target annual cash incentives

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and target range of equity compensation awards from the information provided by the Compensation Committee’s consultant. Our Chief Executive Officer compiles and presents the supporting information for the individual executives’ performance against their objectives and his recommendations for any discretionary points for the evaluation of the extent of achievement of individual goals (the “Individual Factor”) under the Annual Plan. He also provides the Compensation Committee with his recommendations for annual salary increases, any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers. Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance for purposes of the Compensation Committee’s determination of the achievement of the Company-specific goals (the “Company Factor”) for the Annual Plan, our performance against the criteria established by the Compensation Committee for the vesting of restricted share grants and the earning of performance shares. These financial measures are also certified by our Director of Internal Audit. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation awards for the named executive officers other than himself, but the ultimate decisions regarding compensation for these officers are made by the Compensation Committee.

STOCK OWNERSHIP GUIDELINES

In 2005, the Board of Directors established stock ownership guidelines for the named executive officers to encourage these executives to maintain a significant ownership interest in the Company and to help align the interests of these executive officers with the long-term performance of the Company. In 2017, these guidelines were modified to recognize the different levels of executives who may be among the named executive officers and to state the guidelines in terms of the number of shares to be held rather than a dollar value, in order to avoid fluctuations in the number of shares to be held based on variations in the Company’s stock price. In establishing the number of shares to be held, the Compensation Committee uses a round number of shares, the value of which approximates the following multiples of the midpoint of the base salary grade for the executives:

Position	Approximate Multiple of Salary	Shares, PSUs, and RSUs To Be Held
CHIEF EXECUTIVE OFFICER	5	108,000
EXECUTIVE VICE PRESIDENT	3	33,000
SENIOR VICE PRESIDENT	2	19,000

Each named executive officer is expected to have shareholdings consistent with these guidelines within five years after becoming a named executive officer or after receiving a significant promotion. Messrs. Franklin and Fox each received a significant promotion in 2015 and Mr. Schuller was initially hired in 2015, starting a new five-year period for each.

Shareholdings, as defined for ownership requirement purposes, include shares held directly or beneficially, including shares acquired under our Employee Stock Purchase Plan or 401(k) plans and restricted shares units and performance share units. An executive who has not achieved the guideline within this five-year period is expected to retain one- half of any equity awards, after any required tax withholding, in Company stock and to use 10% of any annual cash incentive awards after tax to purchase shares of Company stock until the guideline is met. The below chart shows the shareholdings of the named executive officers as of March 9, 2018:

OFFICER SHAREHOLDINGS
Name	Position	Shareholdings
FRANKLIN	Chief Executive Officer	196,626
SMELTZER	Executive Vice President	74,188
FOX	Executive Vice President	38,600
SCHULLER	Executive Vice President	36,796
LUNING	Senior Vice President	61,001

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ANTI-HEDGING AND ANTI-PLEDGING POLICY

It is the Company’s policy not to permit hedging or pledging or short-selling of the Company’s stock by its named executive officers. None of our named executive officers pledged any shares of Company stock during 2017. None of our named executive officers engaged in any hedging activities with respect to the Company stock during 2017.

CLAWBACK OF INCENTIVE COMPENSATION

In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Compensation Committee reserves the right to review the cash incentive compensation received by the named executive officers with respect to the period to which the restatement relates, recalculate Aqua America’s results for the period to which the restatement relates and seek reimbursement of that portion of the cash incentive compensation that was based on the misstated financial results from the executive or executives whose fraud or willful misconduct was the cause of the restatement. In addition, starting with the performance share unit grants and restricted stock unit grants in 2014, all shares issued pursuant to those grants are subject to any applicable recoupment or clawback policies and other policies implemented by the Board, as in effect from time to time.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The purpose of the Compensation Committee is to assist the Board of Directors in its general oversight of the Company’s compensation programs and the compensation of the Company’s executives. The Compensation Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website: www.aquaamerica.com.

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 24 through 45 with management. Based on this review and discussion, the Executive Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders.

Respectfully submitted,

Ellen T. Ruff, Chairman

Carolyn J. Burke

Daniel J. Hilferty

The foregoing Executive Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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2017 EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows compensation paid to or earned by the named executive officers.

SUMMARY COMPENSATION TABLE
Principal Position	Year	Salary ($)(1)	Bonus ($)	Grant Date Fair Value of PSU and RSU’s ($)(2)	Grant Date Fair Value of Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Christopher H. Franklin President and Chief Executive Officer	2017 2016 2015	705,730 658,324 483,801	— — —	1,139,644 1,271,034 710,830	110,106 — —	711,103 862,858 524,511	1,632,770 1,017,238 405,995	14,150 14,645 15,043	4,313,503 3,824,099 2,140,180
David P. Smeltzer EVP, Chief Financial Officer and Principal Financial Officer	2017 2016 2015	399,163 385,663 369,037	— — —	327,477 388,786 396,700	31,640 — —	270,929 275,197 265,980	604,934 565,493 393,970	19,471 18,778 11,755	1,653,614 1,633,917 1,437,442
Richard S. Fox EVP and Chief Operating Officer	2017 2016 2015	354,871 338,907 255,714	— — —	293,136 334,954 191,295	28,319 — —	258,061 245,928 145,246	372,738 237,445 93,579	20,312 16,863 11,003	1,327,437 1,174,097 696,837
Daniel J. Schuller EVP, Strategy & Corporate Development	2017 2016 2015	367,984 355,143 141,346	— — —	285,998 515,590 160,440	27,631 — —	252,579 268,018 104,271	— — —	22,399 24,544 41,697	956,591 1,163,295 447,754
Christopher P. Luning SVP, General Counsel and Secretary	2017 2016 2015	326,831 313,224 293,558	— — —	238,853 305,048 277,690	23,077 — —	177,414 180,306 175,500	276,991 205,336 111,083	10,680 14,934 14,048	1,053,846 1,018,848 871,879

(1)	Salary and Non-Equity Incentive Plan Compensation amounts include amounts deferred by the named executive officer pursuant to the Executive Deferral Plan described on page 55.
(2)	The grant date fair value of stock-based compensation is based on the fair market value on the date of grant as determined in accordance with the Financial Accounting Standards Board’s (FASB) accounting guidance for stock compensation. The assumptions used in calculating the fair market value are set forth in Note 14, “Employee Stock and Incentive Plan” contained in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. For the RSUs and Options, the Grant Date Fair Value shown is based on the actual number of shares underlying the award. For the PSUs, the Grant Date Fair Value shown is based on the target number of shares underlying the award. For all NEOs, the Grant Date Fair Value if the maximum payout occurred would be $2,705,979 for the PSU awards; $841,796 for the RSU awards; and, $220,773 for the Option awards.

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(3)	Non-Equity Incentive Plan Compensation is shown for the year in which the compensation is earned, and is generally paid in the following calendar year. See the description of these annual cash incentive awards above under the CD&A section of this Proxy Statement.
(4)	The change in pension value is based on the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit pension plans (including non-qualified pension plans) from the pension plan measurement date used for financial statement reporting purposes in the Company’s audited statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year. All amounts deferred by participants in the Executive Deferral Plan and all prior deferrals under the Executive Deferral Plan are invested in a variety of mutual funds selected by each participant under trust-owned life insurance used by the Company to fund the Executive Deferral Plan; there are no preferential or above-market earnings on this deferred compensation. Mr. Schuller is not eligible to participate in the Retirement Plan since he was hired by the Company after the Retirement Plan was closed to new entrants.
(5)	“All Other Compensation” includes the following components:

OTHER COMPENSATION
		Group Life ($)(a)	401(k) Company Match and Company Contribution ($)(b)	Relocation ($)(c)	Car Allowance ($)(d)	Other ($)	Total ($)
FRANKLIN	2017	3,450	8,100	—	2,600	—	14,150
	2016	3,450	7,950	—	3,245	—	14,645
	2015	3,367	7,950	—	3,726	—	15,043
SMELTZER	2017	3,896	7,938	—	7,637	—	19,471
	2016	3,777	7,950	—	7,051	—	18,778
	2015	3,581	7,950	—	224	—	11,755
FOX	2016	3,462	8,100	—	8,750	—	20,312
	2016	3,261	7,950	—	5,652	—	16,863
	2015	1,706	5,514	—	3,783	—	11,003
SCHULLER	2017	270	15,888	—	6,241	—	22,399
	2016	248	16,249	—	8,047	—	24,544
	2015	—	4,106	35,883	1,708	—	41,697
LUNING	2017	1,100	7,620	—	1,960	—	10,680
	2016	1,055	7,929	—	5,950	—	14,934
	2015	990	7,768	—	5,290	—	14,048

(a)	Represents the taxable value of group life insurance benefit for the named executive officer.
(b)	Includes Company match and year end contributions to the 401(K) and Nonqualified Plan.
(c)	Represents reimbursement provided under the Company’s policy.
(d)	The Company provides the use of Company owned or leased vehicles for all named executive officers.

(6)	Total compensation is calculated in accordance with the SEC requirements under Item 402(c) of Regulation S-K, but does not reflect the compensation paid for the year. Specifically, the Total compensation includes the change in pension value in the qualified and non-qualified defined benefit pension plans in which the named executive officers participate. Such pension benefits will not be paid to the named executive officers until they retire from service to the Company. The total direct compensation, without such change in pension value for 2017 was as follows: Mr. Franklin, $2,680,733; Mr. Smeltzer, $1,048,680; Mr. Fox, $954,699; and Mr. Luning, $776,855. Mr. Schuller does not participate in the pension plan.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding equity and non-equity awards granted to the named executive officers in 2017:

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (5)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(#)(6)	(#)	($/Sh)	($)(7)
FRANKLIN	2/22/17	288,036	576,072	864,108	11,689	37,202	46,756	—	27,053	$30.47	1,249,749
SMELTZER	2/22/17	110,637	221,275	331,912	3,359	6,718	13,436	3,972	7,774	$30.47	359,117
FOX	2/22/17	108,030	216,059	324,089	3,007	6,013	12,026	3,556	6,958	$30.47	321,455
SCHULLER	2/22/17	102,308	204,617	306,925	2,934	5,867	11,734	3,469	6,789	$30.47	313,630
LUNING	2/22/17	74,269	148,538	222,807	2,450	4,900	9,800	2,897	5,670	$30.47	261,930

(1)	The named executive officers’ Non-Equity Incentive Plan Awards are calculated based on the named executive officers’ current annual salary multiplied by the executive’s target incentive compensation percentage times an Individual Factor times a Company Factor.
(2)	The Threshold Non-Equity Incentive Plan Award is based on the minimum Individual Factor achievement of 75% and a maximum Individual Factor achievement of 150%.
(3)	The Target Non-Equity Incentive Plan Award is based on the minimum Individual Factor of 100% and a Company Factor of 100%.
(4)	The Maximum Non-Equity Incentive Plan Award is based on the maximum Individual Factor of 150% and the maximum Company Factor of 125%. 110% or more of the Company’s financial target must be achieved to earn the maximum non-equity incentive plan award.
(5)	The February 22, 2017 Equity Incentive Plan Awards in these columns are composed of performance share units and restricted stock units for the CEO, Mr. Franklin, and performance share units for the other named executive officers. The performance share units for all named executive officers vest on the third anniversary of the grant date, subject to the degree of achievement of the applicable performance goals.
(6)	Represents service-based restricted stock unit grants to the named executive officers other than Mr. Franklin, which vest on the third anniversary of the grant date as long as the named executive officer is providing service to the Company.
(7)	The grant date fair value of restricted stock unit awards is based on their fair market value on the date of grant as determined under FASB accounting standards for stock compensation. The assumptions used in calculating the fair market value under FASB’s accounting standard for stock compensation are set forth in Note 14, “Employee Stock and Incentive Plan” contained in the Notes to Consolidated Financial Statements as incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Equity awards in 2017 consisted of RSUs, PSUs, and Stock Options. The RSU grants to the named executive officers vest at the end of three years from the grant date. The PSU grants to the named executive officers vest at the end of three years from the grant date, but the amount of the payout can range from 0% to 200% of the target grant depending on the Company’s performance against the performance goals described on pages 37 to 41. The threshold level of PSUs that a grantee can earn is 50% of the target grant and the maximum level a grantee can earn is 200% of the target grant. The threshold, target and maximum payout for each of the named executive officers is shown in the Grants of Plan-Based Awards Table above. Stock Options grants to the named executive officers vest 33 1/3% in 2018, 33 1/3% in 2019, and 33 1/3% in 2020.

If the Company does not achieve the required financial performance to meet the designated performance criteria, the performance shares and stock options that are subject to such performance criteria that would otherwise vest are forfeited.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding stock option and stock awards held by the named executive officers at the end of 2017.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
FRANKLIN	27,053	$30.47	2/22/2027	19,972	$820,378	88,837	$3,543,535
SMELTZER	7,774	$30.47	2/22/2027	10,919	$449,509	28,690	$1,147,788
FOX	6,958	$30.47	2/22/2027	5,404	$221,836	17,231	$691,392
SCHULLER	6,789	$30.47	2/22/2027	6,408	$261,758	23,511	$938,008
LUNING	5,670	$30.47	2/22/2027	7,643	$314,657	21,497	$857,481

(1)	The performance goals for the PSUs granted for 2015 for the three-year performance period ended December 31, 2017 were as follows: (a) up to 30 percent of the performance shares will be earned based on attainment of Aqua’s ordinal ranking (e.g. 1st, 2nd, 3rd, etc.) for TSR compared to a specified peer group of investor-owned water companies; (b) up to 30 percent of the performance shares will be earned based on Aqua’s percentile ranking for TSR within the S&P MidCap Utilities Index; (c) up to 20 percent of the performance shares will be earned based on attainment of a three-year combined ratio of operations and maintenance expense compared to revenue for Aqua Pennsylvania; and, (d) up to 20 percent of the performance shares will be earned based on attainment of the three-year cumulative total earnings before taxes (“EBT”) for the Company’s operations other than Aqua Pennsylvania. In February 2018, the Compensation Committee determined the achievement of the performance goals for the 2015 PSUs. The Company’s TSR through December 31, 2017 was seventh out of seven peer water utilities (Metric (a)), the Company’s TSR through December 31, 2017 was ranked eighth among the nineteen companies in the S&P MidCap Utilities Index (Metric (b)), the combined ratio of O&M expense to revenue for Aqua Pennsylvania was 29.99% (Metric (c)); and, combined EBT for operations other than Aqua Pennsylvania was $282,026 (Metric (d)). The performance goals attainment resulted in overall achievement of 109.19%.

(2)	The PSUs in this column that are vested and earned for the named executive officers are:

Named Executive Officer	Date Earned	Date Vested and Paid	Number of Shares Issued
FRANKLIN	12/31/2017	2/23/2018	19,972
SMELTZER	12/31/2017	2/23/2018	10,919
FOX	12/31/2017	2/23/2018	5,404
SCHULLER	12/31/2017	2/23/2018	6,408
LUNING	12/31/2017	2/23/2018	7,643

The value of the awards includes accrued and unpaid dividend equivalents. The dividend equivalents were accrued based upon the assumption that the PSUs would be issued based upon the target award.

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(3)	For the PSUs granted in 2016, the Company’s interim performance through December 31, 2017 is 70.03%. For the PSUs granted in 2017, the Company’s interim performance through December 31, 2017 is 122.91%. Based on such interim performance PSUs are presented at target.

	Performance Share Units			Restricted Stock Units
Named Executive Officer	Date To Be Earned If Applicable	Date To Be Vested And Paid If Earned	Number Of Units Issued At Target	Date To Be Earned If Applicable	Date To Be Vested And Paid If Earned	Number Of Units Issued At Target
FRANKLIN	—	—	—	2/23/2018	2/23/2018	9,135
	12/31/2018	2/21/2019	28,333	2/21/2019	2/21/2019	14,167
	12/31/2019	2/22/2020	23,378	2/22/2020	2/22/2020	13,824
SMELTZER	—	—	—	2/23/2018	2/23/2018	5,000
	12/31/2018	2/21/2019	8,667	2/21/2019	2/21/2019	4,333
	12/31/2019	2/22/2020	6,718	2/22/2020	2/22/2020	3,972
FOX	—	—	—	2/23/2018	2/23/2018	2,475
	12/31/2018	2/21/2019	7,467	2/21/2019	2/21/2019	3,733
	12/31/2019	2/22/2020	6,013	2/22/2020	2/22/2020	3,556
SCHULLER	—	—	—	2/23/2018	2/23/2018	2,975
	12/31/2018	2/21/2019	7,467	2/21/2019	2/21/2019	3,733
	12/31/2019	2/22/2020	5,867	2/22/2020	2/22/2020	3,469
LUNING	—	—	—	2/23/2018	2/27/2017	3,500
	12/31/2018	2/21/2019	6,800	2/21/2019	2/21/2019	3,400
	12/31/2019	2/22/2020	4,900	2/22/2020	2/22/2020	2,897

(4)	All such PSUs are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company on the vesting date; actual results could vary materially at the end of the performance period. All RSUs are subject to the achievement of applicable performance criteria, and the individual’s continued service with the Company on the vesting date.

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth (1) the number of shares of stock options, restricted shares, PSUs or RSUs previously granted to the named executive officers that were exercised, vested or were earned for 2017, and (2) the value realized by those officers upon the exercise, vesting, or payment of such shares based on the closing market price for our shares of Common Stock on the exercise or vesting date.

OPTIONS EXERCISED AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
FRANKLIN	—	—	12,373	411,514
SMELTZER	—	—	14,730	489,897
FOX	5,750	110,228	2,210	73,484
SCHULLER	—	—	2,895	92,377
LUNING	—	—	10,311	342,928

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(1)	The “Number of Shares Acquired on Vesting” column represents the number of shares of common stock issued upon the earning and vesting of the 2015 PSUs and RSUs.
(2)	The “Value Realized on Vesting” column includes the fair value of the shares paid on the vesting plus dividend equivalents paid for PSUs and RSUs vesting in the amount of $25,959 for Mr. Franklin, $30,903 for Mr. Smeltzer, $4,635 for Mr. Fox, $2,177 for Mr. Schuller, and $21,632 for Mr. Luning.

CEO TO MEDIAN EMPLOYEE PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Franklin:

For 2017, as is permitted under the rules of the SEC, to determine our median employee, we chose “base salary” as our consistently-applied compensation measure. We annualized this measure of compensation for those who commenced employment during 2017. Using a determination date of December 31, 2017, we calculated the median base salary for all required employees. Using a valid statistical sampling methodology, we then produced a sample of employees who were paid within a 5% range of that median and selected an employee from within that group as our median employee. The annual total compensation of the employee identified as the median employee of the Company (other than Mr. Franklin), was $97,977 and, the annual total compensation of Mr. Franklin was $4,313,503.

Accordingly, the ratio of the annual total compensation of Mr. Franklin to the median of the annual total compensation of all employees of the Company was estimated to be 44 to 1.

The annual total compensation for the median employee and Mr. Franklin were calculated under Item 402(c) of Regulation S-K. The median employee does participate in the Company’s defined benefit pension plan. Without the inclusion of the change in pension and non-qualified plan values, Mr. Franklin’s annual total compensation was $2,680,733 and the median employee’s annual total compensation was $73,753 with a ratio of 36 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

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RETIREMENT PLANS AND OTHER POST-EMPLOYMENT BENEFITS

PENSION BENEFITS

The following table sets forth: (1) the number of years of credited service for the named executive officers under our various retirement plans as of December 31, 2017; (2) the actuarial present value of accumulated benefits under those plans as of December 31, 2017; and, (3) any payments made to the named executive officers in 2017 under those plans.

PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service* (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
FRANKLIN	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	22	1,003,608	—
	Non Qualified Retirement Plan	25	3,611,782	—
SMELTZER	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	29	1,509,463	—
	Non Qualified Retirement Plan	32	2,867,191	—
FOX	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	13	523,423	—
	Non Qualified Retirement Plan	16	601,909	—
SCHULLER	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	—	—	—
	Non Qualified Retirement Plan	—	—	—
LUNING	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	12	406,162	—
	Non Qualified Retirement Plan	15	591,993	—

*	For benefit accrual purposes, credited service in the Retirement Plan is frozen as of 12/31/14. For early retirement eligibility purposes, service continues to accrue after 12/31/14 and will equal that shown for the Non-Qualified Retirement Plan.

RETIREMENT INCOME PLAN FOR AQUA AMERICA, INC. AND SUBSIDIARIES (THE “RETIREMENT PLAN”)

The Company sponsors a qualified defined benefit Retirement Plan to provide retirement income to the company’s employees hired prior to certain dates starting in 2003. Effective December 31, 2014, the named executive officers (other than Mr. Schuller, who is not a participant in the plan) ceased accruing a benefit under the Retirement Plan. Specifically, their plan compensation and credited service for purposes of determining their benefits were frozen in the Retirement Plan as of December 31, 2014.

For the portion of the Retirement Plan covering certain of the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by the Company to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted shares underlying restricted stock units or performance shares become freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes maximum limitations on the annual amount of pension benefits that may be paid, and the amount of compensation that may be taken into account in calculating benefits, under a qualified, funded, defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

Benefits earned under the final pay formula for the retirement plan are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above “Covered Compensation” for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years. The annual benefit is further subject to a minimum benefit schedule. Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years. Covered Compensation is defined as the average of the Social Security Wage Bases (as defined in the Retirement Plan) in effect for each calendar year during the 35-year period ending with the last day of the calendar year of the benefit determination. Effective December 31, 2014, years of credited service and plan compensation in the Retirement Plan was frozen for the named executive officers (other than Mr. Schuller).

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Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. All named executive officers (with the exception of Mr. Schuller) are vested in the Retirement Plan. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of vesting service or age 62 with 30 years of vesting service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65 or are reduced actuarially in accordance with the terms of the Retirement Plan and federal law if payment occurs before age 55. Pension benefits earned are payable in the form of a lifetime annuity or can be collected as a lump sum benefit after retirement. Married individuals may receive a reduced benefit paid in the form of a qualified joint and survivor annuity. Messrs. Smeltzer and Fox are currently eligible to retire under the Retirement Plan.

NON-QUALIFIED RETIREMENT PLAN

Effective December 1, 1989, the Board of Directors adopted a supplemental benefits plan for salaried employees of the Company. On December 1, 2014, the Board of Directors adopted an amended benefits plan for salaried employees of the Company (the “Non-Qualified Pension Benefit Plan”). The Non-Qualified Pension Benefit Plan is a plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. Effective December 31, 2014, the Non-Qualified Pension Benefit Plan was amended to include credited service and plan compensation that the named executive officers would have otherwise accrued under the Retirement Plan if their benefit had not been frozen in the Retirement Plan. In addition, deferred compensation is excluded from the Retirement Plan “plan compensation” definition, but is included in the calculation of benefits under the Non-Qualified Pension Benefit Plan. The benefit under the Non-Qualified Pension Benefit Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations, absent the freezing of plan compensation and credited service, and including deferred compensation in the final average earnings calculation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

Participants may retire as early as age 55 with 10 years of service under the Non-Qualified Pension Benefit Plan. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned under the Non-Qualified Pension Benefits Plan are payable in the form of a lump sum, unless an alternative election is made. An alternative election may be made such that benefits are paid as an annuity for life (and the life of the participant’s spouse upon death), in a series of installments or under certain circumstances transferred at separation from employment to up to five separate distribution accounts under the Company’s Executive Deferral Plan.

Messrs. Franklin, Fox, Smeltzer and Luning are earning benefits under the Non-Qualified Pension Benefit Plan, and are fully vested in those benefits. Messrs. Fox and Smeltzer are currently eligible to retire under the Non-Qualified Pension Benefit Plan. Mr. Schuller does not earn any benefits under the Non-Qualified Pension Benefit Plan. In 2009, the Company began to fund the Non-Qualified Pension Benefit Plan through the use of trust-owned life insurance.

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ACTUARIAL ASSUMPTIONS USED TO DETERMINE VALUES IN THE PENSION BENEFITS TABLE

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount, which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on the Company’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age (or current age, if later) for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

	RETIREMENT AGES
	December 31, 2017	December 31, 2016
Discount Rate	3.66%	4.13%
FRANKLIN	62	62
SMELTZER	62	62
LUNING	65	65
FOX	65	65
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	50% of the present value for the Retirement Plan is calculated using the RP-2014 gender specific annuitant mortality tables (with MP-2014 mortality improvements removed from 2006 to 2014) projected generationally from 2006 with Scale MP-2017 improvements. 50% of the present value of the Retirement Plan and 100% of the present value for the Non-Qualified Pension Plan is calculated using a 50% male and a 50% female blended RP-2014 annuitant mortality table (with MP-2014 mortality improvements removed from 2006 to 2014) projected generationally from 2006 with Scale MP-2017 improvements.	50% of the present value for the Retirement Plan is calculated using the RP-2014 gender specific annuitant mortality tables (with MP-2014 mortality improvements removed from 2006 to 2014) projected generationally from 2006 with Scale BB 2-Dimensional improvements. 50% of the present value of the Retirement Plan and 100% of the present value for the Non-Qualified Pension Plan is calculated using a 50% male and a 50% female blended RP-2014 annuitant mortality table (with MP-2014 mortality improvements removed from 2006 to 2014) projected generationally from 2006 with Scale BB 2-Dimensional improvements.

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NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding contributions to, earnings on, withdrawals from and balances as of the end of 2017 for our non-qualified Executive Deferral Plan.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
FRANKLIN	—	9,709	—	81,797
SMELTZER	74,997	60,975	—	592,693
FOX	75,925	15,423	—	154,232
SCHULLER	—	—	—	—
LUNING	—	—	—	—

(1)	The Company’s and the named executive officers’ contributions to this plan are included in the Summary Compensation Table.
(2)	In 2017, the deferred amounts were invested in mutual funds chosen by the participant under a trust-owned life insurance policy maintained by the Company to fund the Executive Deferral Plan. The earnings shown in this column include the earnings on those mutual funds.

Employees with total projected W-2 compensation for 2017 in excess of $141,000 were eligible to participate in the Company’s Executive Deferral Plan for 2017. Participants may defer up to 100% of their salary and 100% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. At the time the participant elects to make a deferral under the Executive Deferral Plan, the participant is also required to elect the form of payment with respect to the amounts deferred for the upcoming calendar year. If a separation distribution account is elected, the participant may choose to receive his or her distribution in either a lump sum payment or, subject to certain requirements, in annual installments over 2 to 15 years. If a flexible distribution account is elected, the participant will receive his or her distribution in a lump sum payment. The executive officers, including the named executive officers, may not commence the receipt of their account balances and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

CHANGE-IN-CONTROL

The Company maintains change-in-control agreements with its named executive officers. Payments under these agreements are triggered if the named executive officer’s employment is terminated other than for cause or the executive resigns for good reason, as defined in the agreements, within two years after consummation of a change-in-control transaction involving the Company.

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The following table provides a summary of the benefits to which each named executive officer would be entitled under the change-in-control agreements.

NAME	MULTIPLE OF BASE COMPENSATION	PAYMENT IN LIEU OF HEALTH BENEFIT CONTINUATION PERIOD	OUTPLACEMENT SERVICES
FRANKLIN	2	2	6 Months
SMELTZER	2	2	6 Months
FOX	2	2	6 Months
SCHULLER	2	2	6 Months
LUNING	2	2	6 Months

For purposes of the change-in-control agreements, “Base Compensation” is defined as current base annual salary, plus the greater of the named executive officer’s target bonus for the year in which the executive incurs a termination of employment, or the last actual bonus paid to the named executive officer under the Annual Cash Incentive Compensation Plan (or any successor plan maintained by Aqua America), in all capacities with Aqua America and its subsidiaries or affiliates. The executive’s Base Compensation would be determined prior to reduction for salary deferred by the named executive officer under any deferred compensation plan of Aqua America and its subsidiaries or affiliates, or otherwise. The named executive officer is entitled to receive a pro- rata share of the named executive officer’s target annual cash incentive compensation based on the portion of the calendar year that has elapsed at the time of the named executive officer’s termination. The named executive officer is also entitled to receive a lump sum payment in lieu of the continuation of certain health benefits for a period of 2 years and outplacement services.

The payment of the multiple of Base Compensation would be made in a lump sum within 60 days after the executive’s termination as defined under the agreement, although pursuant to the requirements of Section 409A of the Code, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the named executive officer’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

For equity incentive awards made under the Plan: (i) for restricted stock units without performance goals, if a change-in-control occurs prior to the vesting date, the restricted stock units would remain outstanding and vest on the vesting date or, if earlier, vest upon a qualified termination event following a change-in-control; (ii) for Options, if a change-in-control occurs prior to any vesting date, the Options would remain outstanding and vest in accordance with the vesting schedule, or, if earlier, accelerate and vest upon a qualified termination event following a change-in-control; and (iii) for performance shares, if a change-in-control occurs, performance would be measured at the date of the change-in-control, and the number of performance shares earned would be determined as of the date of the change-in-control as follows:

•	If a change-in-control occurs more than one year after the grant date, the number of performance shares earned as of the change-in-control date would be the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.

•	If a change-in-control occurs within one year after the grant date, the number of performance shares earned as of the change-in-control date would be a pro rata portion (based on the number of whole months in the applicable performance period worked from the date of grant to the change-in-control) of the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.

Any performance shares that are not earned at the change-in-control date would be forfeited. The vesting of these equity incentives is applicable to all grantees under the Plan.

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For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in-control, subject to certain exceptions, means:

(1)	any person (including any individual, firm, corporation, partnership or other entity except Aqua America, any subsidiary of Aqua America, any employee benefit plan of Aqua America or of any subsidiary, or any person or entity organized, appointed or established by Aqua America for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the common stock of Aqua America then outstanding; or

(2)	during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors of Aqua America cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Aqua America’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(3)	there occurs a sale of 50% or more of the aggregate assets or earning power of Aqua America and its subsidiaries, or its liquidation is approved by a majority of its shareholders or Aqua America is merged into or is merged with an unrelated entity such that following the merger the shareholders of Aqua America no longer own more than 50% of the resultant entity.

The change-in-control agreement for Mr. Franklin and the form of change-in-control agreement for the other named executive officers have been filed with the SEC as exhibits to the Company’s periodic report filings.

RETIREMENT AND OTHER BENEFITS

Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including the certain named executive officers, are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and non-qualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age (or current age, if later), for the named executive officers is set forth in the Pension Benefits Table on page 52. The pension benefit values included in the tables on pages 60 through 62 reflect the incremental value above the amounts shown in the Pension Benefits Table for benefits payable upon each triggering event from all pension plans in the aggregate.

The Company sponsors postretirement medical plans to subsidize retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. Mr. Smeltzer and Mr. Fox are eligible for these benefits. The postretirement medical benefits shown in the tables on pages 60 through 62 are those which are payable from the Company under each of the triggering events.

Assumptions used to determine the values are the same as those disclosed on the Company’s financial statements. In addition, the Company assumes immediate termination, retirement, death or disability have occurred at December 31, 2017 for purposes of the tables on pages 60 through 62. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2017 are shown with zero value in the tables.

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Upon termination for any reason, the named executive officer in our Executive Deferral Plan, would be entitled to a distribution of their account balances as set forth in the Nonqualified Deferred Compensation table on page 55, subject to the restrictions under the Executive Deferral Plan described on page 42. The values of these account balances are not included in the tables on pages 60 through 62. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables on pages 60 through 62.

Under the terms of the 2009 Omnibus Equity Compensation Plan, as amended (the “Plan”):

•	if the employment of the named executive officer terminates, any vested Options will remain exercisable for 90 days following the date of termination, or if shorter, the remaining term of the stock option;

•	if the named executive officer retires, other than in a change-in-control context, a prorated portion of the unvested Options will vest if the applicable performance goal is met for the year in which retirement occurs, and the vested Options will remain exercisable for the full term of the Options;

•	if the named executive officer dies or becomes disabled any unvested portion of any outstanding Options will become immediately vested, and will remain exercisable for one year following the termination date; and,

•	if, in connection with a change-in-control, the named executive officer’s employment is terminated by retirement, termination without cause or disability or death, all unvested stock options will accelerate and vest on the termination date. The vested Options shall be exercisable for the applicable period.

Under the terms of the restricted stock unit grants under the Plan, grantees of restricted stock units will (i) vest in a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement, or (ii) vest immediately in unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the restricted stock units shall be issued to the grantee within 60 days following the grantee’s retirement, death or disability, subject to applicable tax withholding and the values of these restricted stock units as of December 31, 2017 are included in the tables on pages 60 through 62.

Under the terms of the performance share unit grants under the Plan, grantees of performance share units will (i) earn a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement or earn immediately any unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the performance share units shall be issued to the grantee on the vesting date for such performance share units and the estimated values of these performance share units based on interim performance through December 31, 2017 are included in the tables on pages 60 through 62. For purposes of the performance share units tied to the performance goal of cumulative earnings before taxes, the Company’s actual performance is measured against a pro rata portion of the performance goal as of year-end. Actual performance results for the full performance period may be substantially different from the amounts presented in the tables on pages 60 through 62.

TERMINATION

With respect to a termination event other than in connection with a change-in-control, the severance plan applicable to the named executive officers other than Mr. Franklin, and Mr. Franklin’s Employment Agreement as described on pages 42 through 43, provides the named executive officers with a severance benefit of one full year salary and one full year projected bonus or a minimum of one month of continued medical benefits of the named executive officer is terminated for any reason other than for cause.

In addition, once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from the Non-Qualified Pension Benefit Plan. Benefits vest upon attaining five years of

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service. Pension benefits for Messrs. Franklin, Smeltzer, Fox, and Luning are vested and payable from the Retirement Plan as well as the Non-Qualified Pension Benefit Plan.

The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. Franklin, Fox and Luning are payable as an immediate lump sum payment or life annuity from the Retirement Plan and an immediate lump sum payment at age 55 from the non-qualified plans. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

RETIREMENT

In the case of retirement, the present value of benefits is determined in the same manner as termination.    Mr. Smeltzer is eligible for early retirement benefits from the qualified Retirement Plan and Non-Qualified Pension Benefit Plan. Messrs. Franklin, Fox, Schuller and Luning are not currently eligible for retirement benefits.

DEATH

Vested benefits under the Retirement Plan are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2017 in the tables on pages 60 through 62), survived to the earliest retirement age and retired with a qualified contingent annuity. Vested benefits under the Non-Qualified Pension Benefit Plan are payable to the participant’s surviving spouse as a lump sum (or in certain cases transferred to the Company’s Executive Deferral Plan) upon the death of the participant. The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2017 in the tables on pages 60 through 62), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

DISABILITY

If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

Messrs. Franklin, Smeltzer, Fox, and Luning have each completed ten years of service. Therefore, for purposes of this present value calculation, these participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence. Mr. Schuller has not completed ten years of service.

TERMINATION EVENTS COMPENSATION

The total estimated value of the payments that would be triggered by a termination following a change-in- control, a termination other than for cause without a change-in-control, retirement, death or disability for the

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named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2017 and assuming a value for our Common Stock as of December 31, 2017 for purposes of valuing the vesting of the equity incentives are set forth below:

CHRISTOPHER H. FRANKLIN
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	3,165,896	1,296,162	—	—	—
Prorated current year bonus	576,072	711,103	711,103	711,103	711,103
Payment of accrued dividend equivalents	140,170	—	95,335	140,170	140,170
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	1,456,453	—	821,218	1,456,453	1,456,453
Vesting of performance share units	3,022,277	—	1,717,091	3,022,277	3,022,277
Vesting of stock options	1,061,289	—	294,803	1,061,289	1,061,289
Continuation of welfare benefits	87,828	21,421	—	—	—
Outplacement services	45,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	113,891	113,891	—	—	2,691,893
Present value of retiree medical benefits	—	—	—	—	—
Total	9,668,876	2,142,577	3,639,550	6,391,292	9,083,185

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DAVID P. SMELTZER
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,355,030	402,318	—	—	—
Prorated current year bonus	221,275	270,929	270,929	270,929	270,929
Payment of accrued dividend equivalents	57,589	—	43,436	57,589	57,589
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	521,955	—	330,527	521,955	521,955
Vesting of performance share units	1,092,285	—	698,538	1,092,285	1,092,285
Vesting of stock options	304,974	—	84,715	304,974	304,974
Continuation of welfare benefits	66,173	16,140	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	313,585	313,585	313,585	—	313,585
Total	3,955,366	1,002,972	1,741,730	2,247,732	2,561,317

RICHARD S. FOX
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,212,054	360,099	—	—	—
Prorated current year bonus	216,059	258,061	258,061	258,061	258,061
Payment of accrued dividend equivalents	36,985	—	25,257	36,985	36,985
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	383,042	—	217,848	383,042	383,042
Vesting of performance share units	794,897	—	455,523	794,897	794,897
Vesting of stock options	272,962	—	75,823	272,962	272,962
Continuation of welfare benefits	68,489	16,705	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	236,931	—	1,468,270
Present value of retiree medical benefits	220,798	220,798	220,798	—	220,798
Total	3,227,786	855,663	1,490,241	1,745,947	3,435,015

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DANIEL J. SCHULLER
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,280,096	372,030	—	—	—
Prorated current year bonus	204,617	252,579	252,579	252,579	252,579
Payment of accrued dividend equivalents	37,829	—	26,043	37,829	37,829
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	399,244	—	234,370	399,244	399,244
Vesting of performance share units	827,266	—	488,577	827,266	827,266
Vesting of stock options	266,332	—	73,981	266,332	266,332
Continuation of welfare benefits	89,380	7,267	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	—	—	—	—	—
Total	3,127,264	631,876	1,075,550	1,783,250	1,783,250

CHRISTOPHER P. LUNING
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,020,780	330,084	—	—	—
Prorated current year bonus	148,538	177,414	177,414	177,414	177,414
Payment of accrued dividend equivalents	42,017	—	28,964	42,017	42,017
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	384,336	—	241,275	384,336	384,336
Vesting of performance share units	802,877	—	508,876	802,877	802,877
Vesting of stock options	222,434	—	61,787	222,434	222,434
Continuation of welfare benefits	89,380	21,800	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	137,447	137,447	—	—	936,873
Present value of retiree medical benefits	—	—	—	—	—
Total	2,870,309	666,745	1,018,316	1,629,078	2,565,951

The amounts shown in the tables above reflect the excess of the value of pension benefits under each of the triggering events over the value included in the Pension Benefits table on page 52.

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OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 9, 2018 with respect to shares of Common Stock of the Company beneficially owned by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Unless otherwise indicated, the address of the beneficial owners is Aqua America, Inc., 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Certain Beneficial Owners	Sole Voting and/or Sole Investment Power (1)	Shared Voting and/or Investment Power		Amount and Nature of Beneficial Ownership	Percentage of Class Outstanding (2)
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	17,699,865	139,785		17,839,650	10.03%
BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	15,709,669	—		15,709,669	8.83%
State Street Corporation (5) One Lincoln Street Boston, MA 02111	—	8,907,428		8,907,428	5.01%
Directors, Nominees and Named Executive Officers
Carolyn J. Burke	3,951	—		3,951	*
Nicholas DeBeneditis	43,441	—		43,441	*
Richard S. Fox	9,721	—		9,721	*
Christopher H. Franklin	85,226	—		85,226	*
Richard H. Glanton	3,833	—		3,833	*
William P. Hankowsky	29,663	—		29,663	*
Daniel J. Hilferty	1,043	—		1,043	*
Wendell F. Holland	13,588	—		13,588	*
Christopher P. Luning	36,459	—		36,459	*
Ellen T. Ruff	24,838	—		24,838	*
Daniel J. Schuller	8,348	—		8,348	*
David P. Smeltzer	41,524	57,813	(6)	99,337	*
All Directors, Nominees and Executive Officers as a Group (13 persons)
	358,209	85,523	(7)	443,732	*

*	Less than one percent (1%)
(1)	Includes any shares held under the Company 401(k) plan.
(2)	Percentage of ownership for each person or group is based on 177,893,483 shares of Common Stock outstanding as of March 9, 2018 and all shares issuable to such person or group upon exercise of outstanding stock options exercisable within 60 days of that date.
(3)	The information from The Vanguard Group was obtained from the amended Schedule 13G/A filed by the Vanguard Group with the SEC on March 12, 2018.

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(4)	The information from BlackRock, Inc. was obtained from the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2018.
(5)	The information for State Street Corporation was obtained from the Schedule 13G filed by State Street Corporation with the SEC on February 13, 2018.
(6)	The shareholdings indicated are owned jointly with Mr. Smeltzer’s wife.
(7)	The shareholdings indicated include 99,023 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members, or (iv) in trusts for adult children.

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QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING

Who is entitled to vote?

Holders of shares of the Company’s common stock (the “Common Stock”) of record at the close of business on March 9, 2018 are entitled to vote at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

How many shares can vote?

As of March 9, 2018, there were 177,893,483 shares of Common Stock outstanding and entitled to be voted at the meeting. Shares can be voted in the following four ways:

•	In person at the meeting;
•	By proxy at the meeting;

•	Electronically via the Internet, according to the instructions set out on the proxy card; or

•	By telephone, according to the instructions set out on the proxy card.

What is the proxy?

The proxy card or electronic proxy that you are being asked to give is a means by which a shareholder may authorize the voting of his or her shares at the meeting if he or she is unable to attend in person. The individuals to whom you are giving a proxy to vote your shares are Christopher P. Luning, our Senior Vice President, General Counsel and Secretary, and David P. Smeltzer, our Executive Vice President and Chief Financial Officer.

The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the proxy card or electronic proxy, or voting via telephone. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

If a proxy is executed, can a shareholder still attend the meeting in person?

Yes, execution of the accompanying proxy or voting through an electronic proxy or voting by telephone will not affect a shareholder’s right to attend the meeting and, if desired, vote in person. You can submit a proxy and still attend the meeting without voting in person.

Can a shareholder revoke or change his or her vote?

Yes. Any shareholder giving a proxy card or voting by electronic proxy or voting by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

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What is “Householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the Proxy Materials or the Notice. We have undertaken householding to reduce our printing costs and postage fees. Shareholders may elect to receive individual copies of the Proxy Materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. By telephone at 1-800-540-7095, or by mail at 51 Mercedes Way,

Edgewood, New York 11717. Shareholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above. Shareholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

What are the voting requirements to approve each proposal? What is the impact of abstentions and broker non-votes on each proposal?

The following table summarizes the vote required for the approval of each proposal and the impact, if any, of abstentions and broker-non votes.

Proposal		Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes

1.	Election of directors	Plurality of the votes cast*	No effect on this proposal	No effect on this proposal

2.	Ratification of the appointment of PricewaterhouseCoopers LLP	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	Not applicable as brokers have discretionary authority to vote on this proposal

3.	Advisory vote on executive compensation	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	No effect on this proposal

*	In accordance with the Company’s majority voting resignation policy, in an election where the only nominees are those recommended by the Board of Directors, any incumbent director who is nominated for re-election and who receives a greater number of WITHHOLD votes than FOR votes for the director’s election shall promptly tender his or her resignation to the Board of Directors.

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The Company’s Articles of Incorporation also provide that the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting, other than the election of directors, on the recommendation of a vote of a majority of the entire Board of Directors.

The Company’s Articles of Incorporation also provide that the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting, other than the election of directors, without the recommendation of a vote of a majority of the entire Board of Directors.

What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting of shareholders for the transaction of business. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under NYSE rules for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year, even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors and the advisory vote on the compensation paid to the Company’s named executive officers for 2017 without instructions from you. Without your voting instructions on these matters, a broker non-vote will occur.

YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE PROXY CARD OR SUBMIT AN ELECTRONIC PROXY, VOTE TELEPHONICALLY OR PROVIDE YOUR BROKER WITH INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

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INFORMATION ABOUT PROPOSALS UNDER CONSIDERATION AT THIS MEETING

How are directors elected?

Under the Company’s Articles of Incorporation and Bylaws, directors are elected by a plurality of the votes cast at the meeting. A description of the Company’s majority voting resignation policy is set forth in the answer to the question below. Votes may be cast FOR or WITHHOLD for each nominee. The director nominees who receive the highest number of votes up to the number of directors to be elected will be elected at the meeting. All of the directors elected at the 2018 Annual Meeting will be elected for one year terms expiring at the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

What if an incumbent director receives more WITHHOLD votes than FOR votes in an uncontested election?

The Board of Directors adheres to a majority voting resignation policy for the election of directors in uncontested elections. Under this policy, in an election where the only nominees are those recommended by the Board of Directors, any incumbent director who is nominated for re-election and who receives a greater number of WITHHOLD votes than FOR votes for the director’s election must promptly tender his or her resignation to the Board of Directors. The Board will evaluate the relevant facts and circumstances in connection with such director’s resignation, giving due consideration to the best interests of the Company and its shareholders. Within 90 days after the election, the independent directors must make a decision on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will promptly disclose publicly its decision and the reasons for its decision.

The Board of Directors believes that this process enhances accountability to shareholders and responsiveness to shareholder votes, while allowing the Board of Directors appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its shareholders. The Company’s majority voting resignation policy is set forth in the Company’s Corporate Governance Guidelines. Copies of the Corporate Governance Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.aquaamerica.com.

Why are the shareholders asked to vote on the ratification of the selection of the independent registered public accounting firm?

The Audit Committee of our Board of Directors carefully considers the qualifications of the independent auditors before engaging them to conduct an audit, and has the oversight authority with respect to the performance of the independent auditors. The Board of Directors thinks it is important to provide an opportunity for the shareholders to voice any concern with respect to the independent auditors selected, which is the reason for this ratification vote.

What is the impact of the advisory vote on the compensation paid to the Company’s named executive officers, referred to as “Say on Pay” vote?

The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, value the opinions of the Company’s shareholders and expect to take into account the outcome of the non-binding advisory vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

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PROCESS FOR SUBMITTING SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Who can submit a shareholder proposal at an Annual Meeting of Shareholders?

Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s Proxy Materials, which are this Proxy Statement and the form of proxy attached, for consideration at an Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended.

What is the deadline for submitting shareholder proposals for inclusion in the Company’s Proxy Materials for the next Annual Meeting?

To be eligible for inclusion in the Company’s Proxy Materials relating to the 2019 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than November 29, 2018.

What is the deadline for proposing business to be considered at the next Annual Meeting, but not to have the proposed business included in the Company’s Proxy Materials?

A shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s Proxy Materials relating to that meeting. Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2019 Annual Meeting of Shareholders (other than matters included in the Company’s Proxy Materials) not earlier than January 8, 2019 or later than February 7, 2019. The notice must meet certain other requirements set forth in the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company.

Proposals, notices and requests for a copy of our Bylaws should be addressed as follows:

CORPORATE SECRETARY

AQUA AMERICA, INC.

762 W. LANCASTER AVENUE

BRYN MAWR, PA 19010

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NOMINATING CANDIDATES FOR DIRECTOR

How does a shareholder nominate a director for election to the Board of Directors at the 2018 Annual Meeting?

A shareholder entitled to vote for the election of directors may make a nomination for director provided that written notice (the “Nomination Notice”) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the 2018 Annual Meeting in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

Section 4.14 of the Company’s Bylaws requires the Nomination Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Nomination Notice must contain or be accompanied by the following information:

1.	Residence of the shareholder who intends to make the nomination;
2.	A representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice;

3.	Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

4.	A description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

5.	The consent of each nominee to serve as a director of the Company if so elected.

What is the deadline for submitting a Nomination Notice for the 2018 Annual Meeting?

Pursuant to the above requirements, a Nomination Notice for the 2018 Annual Meeting must be received by the Secretary of the Company no later than April 24, 2018.

CONSIDERATION OF DIRECTOR CANDIDATES

Who chooses the director candidates?

The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by our Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, consideration of candidates proposed by shareholders, meetings from time to time to evaluate potential candidates and interviews of potential candidates.

How are director candidates evaluated?

In considering candidates for director, the Corporate Governance Committee will consider the candidate’s personal abilities, qualifications, independence, knowledge, judgment, character, leadership skills, education, background and their expertise and experience in fields and disciplines relevant to the Company, including financial expertise or financial literacy. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, including, without limitation, race, gender and national origin, background, demographics, expertise and experience.

70

Due consideration will also be given to the position the candidate holds at the time of his or her nomination and his or her capabilities to advance the Company’s interests with its various constituencies. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director.

The Corporate Governance Committee will evaluate shareholder-recommended candidates in the same manner as it evaluates candidates recommended by others.

What is the deadline for submitting a shareholder recommendation for a director candidate at the 2019 Annual Meeting of Shareholders?

If you would like a director candidate considered by the Corporate Governance Committee for selection as a nominee at the 2019 Annual Meeting of Shareholders, such recommendation should be submitted to the Chairperson of the Corporate Governance Committee at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders—that is, with respect to the 2019 Annual Meeting, no later than November 29, 2018.

COMMUNICATIONS WITH THE COMPANY OR INDEPENDENT DIRECTORS

The Company receives shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

CORPORATE SECRETARY

AQUA AMERICA, INC.

762 W. LANCASTER AVENUE

BRYN MAWR, PA 19010

In addition, shareholders or other interested parties may communicate directly with the independent directors or the lead independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder’s or other interested party’s communication to the independent directors or the lead independent director.

THE INDEPENDENT DIRECTORS OR

LEAD INDEPENDENT DIRECTOR

AQUA AMERICA, INC.

C/O CORPORATE SECRETARY

762 W. LANCASTER AVENUE

BRYN MAWR, PA 19010

ADDITIONAL INFORMATION

The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2017 and 2017 Annual Report to Shareholders. Please direct your request to Investor Relations Department, Aqua America, Inc., 762 W. Lancaster Ave., Bryn Mawr, PA 19010. Copies of our Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.aquaamerica.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (a “10% Shareholder”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

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Based solely on the Company’s review of the copies of such forms received by it during 2016 and 2017, the Company believes that all filings required to be made by the reporting persons were made on a timely basis.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

CHRISTOPHER P. LUNING

Secretary

March 29, 2018

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APPENDIX A

UTILITY COMPANIES INCLUDED IN THE UTILITY INDUSTRY DATABASE

USED BY THE EXECUTIVE COMPENSATION COMMITTEE’S COMPENSATION CONSULTANT PAY GOVERNANCE

INVESTOR-OWNED UTILITIES

1.	AES	28.	NW Natural
2.	AGL Resources	29.	OGE Energy
3.	Allete	30.	Oncor Electric Delivery
4.	Alliant Energy	31.	ONE Gas
5.	Ameren	32.	Otter Tail
6.	American Electric Power	33.	Pacific Gas & Electric
7.	Atmos Energy	34.	Peoples Natural Gas
8.	Avista	35.	Pinnacle West Capital
9.	Black Hills	36.	PNM Resources
10.	CenterPoint Energy	37.	Portland General Electric
11.	Chesapeake Utilities	38.	PPL
12.	Cleco	39.	Public Service Enterprise Group
13.	CMS Energy	40.	Puget Sound Energy
14.	Consolidated Edison	41.	Questar
15.	Dominion Resources	42.	SCANA
16.	DTE Energy	43.	Sempra Energy
17.	Duke Energy	44.	South Jersey Industries
18.	El Paso Electric Co.	45.	Southern Company Services
19.	Entergy	46.	Southwest Gas
20.	Eversource Energy	47.	Spire Inc.
21.	Exelon	48.	TECO Energy
22.	FirstEnergy	49.	Tennessee Valley Authority
23.	Idaho Power	50.	UGI
24.	MDU Resources	51.	Unitil
25.	NextEra Energy	52.	Vectren
26.	NiSource	53.	Westar Energy
27.	NorthWestern Energy	54.	Wisconsin Energy
		55.	Xcel Energy

A-1

APPENDIX B

RECONCILIATION OF NON-GAAP FINANCIAL METRIC

The EPS financial Metric actual result represents an adjusted income per share (non-GAAP financial measure) that is derived from the following GAAP financial measure:

Net income per share - diluted basis (GAAP financial measure)	$1.35
Per share net impact of Tax Cuts and Jobs Act resulting from revaluation of deferred tax assets/liabilities	0.018
Per share impact of additional adjustments not considered relevant in measuring results compared to the target results	0.015
Income tax effect	(0.005)
Adjusted income per share (Non-GAAP financial measure)	$1.37

Adjusted income per share is a key measure of our financial and operational results.

B-1

AQUA AMERICA, INC. 762 WEST LANCASTER AVENUE BRYN MAWR, PA 19010

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E40306-P03571	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AQUA AMERICA, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees listed:
1. To consider and take action on the election of seven nominees for directors:	☐	☐	☐

Nominees:

01) Carolyn J. Burke 05) Daniel J. Hilferty
02) Nicholas DeBenedictis 06) Wendell F. Holland
03) Christopher H. Franklin 07) Ellen T. Ruff
04) William P. Hankowsky

	The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

	2. To consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2018 fiscal year;					☐	☐	☐

	3. To approve an advisory vote on the compensation paid to the Company’s named executive officers for 2017.					☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please indicate if you plan to attend this meeting.	Yes	No
	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

ADMISSION TICKET

This is your admission ticket to the Aqua America, Inc. Annual Meeting of Shareholders to be held May 8, 2018 at 8:30 a.m., Local Time, at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community. Please present this original ticket for admission at the registration table.

DIRECTIONS TO DREXELBROOK BANQUET FACILITY & CORPORATE EVENTS CENTER

From Schuylkill Expressway (1-76): Exit at City Line Avenue, Route 1 South. Travel South on Route 1 for 8.4 miles, passing Route 30 and West Chester Pike (Route 3). Turn left onto Burmont Road (St. Dorothy’s Church is on the left). Turn right at the first light onto State Road. Drive 4/10 of a mile, and turn left onto Wildell Road. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

From 1-476 (Blue Route): Take exit 5 (Springfield-Lima, Route 1). Take Route 1 North towards Springfield for two miles. Bear right at the 5th traffic light onto State Road (a gas station is on the left). Drive 4/10 of a mile, and turn right onto Wildell Road at the flashing lights. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://ir.aquaamerica.com.

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E40307-P03571

Proxy

Aqua America, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AQUA AMERICA, INC.

Proxy for Annual Meeting of Shareholders on May 8, 2018.

The undersigned hereby appoints Christopher P. Luning and David P. Smeltzer, or a majority of them or any one of them acting singly in absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community, at 8:30 a.m., local time on Tuesday, May 8, 2018 and any adjournments or postponements thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend Reinvestment and Direct Stock Purchase Plan of Aqua America, Inc. as designated on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR ALL the nominees listed in Proposal No. 1 on the reverse side, FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2018 fiscal year in Proposal No. 2; FOR the compensation paid to the Company’s named executive officers in Proposal No. 3; and in accordance with the proxies’ discretion upon other matters properly coming before the meeting and any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

Continued and to be signed on reverse side